                                                                   Exhibit 10(C)

Western Systems Power Pool
Rate Schedule FERC No. 6

                           WESTERN SYSTEMS POWER POOL
                                    AGREEMENT

                    (C) Western System Power Pool, Inc. 2003
                               All rights reserved

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool            (Note: Above date is incorrect;
Issued on: November 30, 2004                        should be September 1, 2005)

Western Systems Power Pool                            Second Revised Sheet No. 1
Rate Schedule FERC No. 6                   Superseding First Revised Sheet No. 1

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.   PARTIES.............................................................      4
2.   RECITALS............................................................      4
3.   AGREEMENT...........................................................      5
4.   DEFINITIONS.........................................................      5
5.   TERM, TERMINATION AND WITHDRAWAL....................................     11
6.   SERVICE SCHEDULES AND WSPP DEFAULT TRANSMISSION TARIFF..............     12
7.   ADMINISTRATION......................................................     13
8.   EXECUTIVE AND OPERATING COMMITTEES..................................     16
9.   PAYMENTS............................................................    20B
10.  UNCONTROLLABLE FORCES...............................................     22
11.  WAIVERS.............................................................     24
12.  NOTICES.............................................................     24
13.  APPROVALS AND EFFECTIVENESS.........................................     25
14.  TRANSFER OF INTEREST IN AGREEMENT...................................     27
15.  SEVERABILITY........................................................     28
16.  MEMBERSHIP..........................................................     28
17.  RELATIONSHIP OF PARTIES.............................................    29A
18.  NO DEDICATION OF FACILITIES.........................................     30

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                             Third Revised Sheet No. 2
Rate Schedule FERC No. 6                  Superseding Second Revised Sheet No. 2

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
19.  NO RETAIL SERVICES..................................................     30
20.  THIRD PARTY BENEFICIARIES...........................................     30
21.  LIABILITY AND DAMAGES...............................................     30
22.  DEFAULT OF TRANSACTIONS UNDER THIS AGREEMENT AND CONFIRMATIONS......     34
22A. DEFAULT IN PAYMENT OF WSPP OPERATING COSTS..........................     41
23.  OTHER AGREEMENTS....................................................     43
24.  GOVERNING LAW.......................................................     43
25.  JUDGMENTS AND DETERMINATIONS........................................     43
26.  COMPLETE AGREEMENT..................................................     44
27.  CREDITWORTHINESS....................................................     44
28.  NETTING.............................................................     46
29.  TAXES...............................................................    47A
30.  CONFIDENTIALITY.....................................................     48
31.  TRANSMISSION TARIFF.................................................     49
32.  TRANSACTION SPECIFIC TERMS AND ORAL AGREEMENTS......................     49
33.  PERFORMANCE, TITLE, AND WARRANTIES FOR TRANSACTIONS UNDER SERVICE
     SCHEDULES...........................................................    52A
34.  DISPUTE RESOLUTION..................................................     53
35.  FORWARD CONTRACTS...................................................     56

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                             Fifth Revised Sheet No. 3
Rate Schedule FERC No. 6                  Superseding Fourth Revised Sheet No. 3

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
36.  TRADE OPTION EXCEPTION..............................................     56
37.  ADDITIONAL REPRESENTATIONS AND WARRANTIES...........................     57
38.  FLOATING PRICES.....................................................     58
39.  AMENDMENT...........................................................    58B
40.  EXECUTION BY COUNTERPARTS...........................................    58C
41.  WITNESS.............................................................     59

EXHIBIT A: NETTING

EXHIBIT B: FORM OF COUNTERPARTY GUARANTEE AGREEMENT

EXHIBIT C: SAMPLE FORM FOR CONFIRMATION

EXHIBIT D: WSPP MEDIATION AND ARBITRATION PROCEDURES

SERVICE SCHEDULES

     A.   ECONOMY ENERGY SERVICE

     B.   UNIT COMMITMENT SERVICE

     C.   FIRM CAPACITY/ENERGY SALE OR EXCHANGE SERVICE

LIST OF MEMBERS

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                             First Revised Sheet No. 4
Rate Schedule FERC No. 6                        Superseding Original Sheet No. 4

1.   PARTIES:

          The Parties to this Western Systems Power Pool Agreement (hereinafter referred to as "Agreement") are those entities that have executed this Agreement, hereinafter sometimes referred to individually as "Party" and collectively as "Parties," but excluding any such entity that withdraws its participation in the Agreement. An entity shall become a Party on the date specified in Section 16.6.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                             Third Revised Sheet No. 5
Rate Schedule FERC No. 6                  Superseding Second Revised Sheet No. 5

2.   RECITALS

     2.1 Through this Agreement, the WSPP administers a multi-lateral, standardized agreement applicable to capacity and/or energy transactions between members and is available to entities (which qualify for membership under Section 16) throughout the entire continental United States, Canada, and Mexico.

     2.2 This Agreement serves two functions. First, it sets out the rules applicable to the operation of the WSPP. Second, it sets out the terms for the standardized agreement used for capacity and/or energy transactions between members.

     2.3 This Agreement facilitates physical transactions in capacity and/or energy under a FERC accepted or approved rate schedule (this Rate Schedule FERC No. 6).

     2.4 Through the standardization of terms for transactions in capacity and/or energy which facilitates such transactions, the public interest has been and will continue to be served.

3.   AGREEMENT:

          In consideration of the mutual covenants and promises herein set forth, the Parties agree as follows:

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            First Revised Sheet No. 5A
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 5A

4.   DEFINITIONS:

          The following terms, when used herein with initial capitalization, whether in the singular or in the plural, shall have the meanings specified:

     4.1 Agreement: This Western Systems Power Pool Agreement, including the Service Schedules and Exhibits attached hereto, as amended; provided, however, that Confirmation(s) are not included within this definition.

     4.1a Administrative Committee: A sub-committee of the Executive Committee in accordance with Section 8.1.2.

     4.1aa Broker: An entity or person that arranges trades or brings together
          Purchasers and Sellers without taking title to the power.

     4.1b Business Day(s): Any day other than a Saturday or Sunday or a national
          (United States or Canadian, whichever is applicable) holiday. United States holidays shall be holidays observed by Federal Reserve member banks in New York City. Where both the Seller and the Purchaser have their principal place of business in the United States, Canadian holidays shall not apply. Similarly, where both the

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            Fourth Revised Sheet No. 6
Rate Schedule FERC No. 6                   Superseding Third Revised Sheet No. 6

          Seller and the Purchaser have their principal places of business in Canada, Canadian holidays shall apply and United States holidays shall not apply. In situations where one Party has its principal place of business within the United States and the other Party's principal place of business is within Canada, both United States and Canadian holidays shall apply.

     4.1c California ISO: The California Independent System Operator Corporation or any successor organization.

     4.1d Confirmation(s): The confirmations for transactions developed and made effective in accordance with Section 32.

     4.1e Contract Price: The price agreed to between the Seller and the Purchaser for a transaction under the Agreement and Confirmation.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Third Revised  Sheet No. 6A
Rate Schedule FERC No. 6                 Superseding Second Revised Sheet No. 6A

     4.1f Contract Quantity: The amount of capacity and/or energy to be supplied for a transaction under the Agreement.

     4.2 Control Area: An electric system capable of regulating its generation in order to maintain its interchange schedule with other electric systems and to contribute its frequency bias obligation to the interconnection as specified in the North American Electric Reliability Council (NERC) Operating Guidelines.

     4.2a Costs: As defined in Section 22.3 of this Agreement.

     4.2b Dealer: An entity or person that buys or sells power and takes title to the power at some point.

     4.2c Defaulting Party: As defined in Section 22.1 of this Agreement.

     4.2d Determination Period: As defined in Section 38.2 of this Agreement.

     4.3 Economy Energy Service: Non-firm energy transaction whereby the Seller has agreed to sell or exchange and the Purchaser has agreed to buy or exchange energy that is subject to immediate interruption upon notification, in accordance with the Agreement, including Service Schedule A, and any applicable Confirmation.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                             Third Revised Sheet No. 7
Rate Schedule FERC No. 6                  Superseding Second Revised Sheet No. 7

     4.4 Electric Utility: An entity or lawful association which (i) is a public utility, Independent Power Producer, or Power Marketer regulated under applicable state law or the Federal Power Act, or (ii) is exempted from such regulation under the Federal Power Act because it is the United States, a State or any political subdivision thereof or an agency of any of the foregoing, or a Rural Utilities Service cooperative, or (iii) is a public utility, Independent Power Producer, or Power Marketer located in Canada or Mexico that is similarly regulated.

     4.4a ERCOT: Electric Reliability Council of Texas, Inc., and any successor organization.

     4.4b Event of Default: As defined in Section 22.1 of this Agreement.

     4.5 Executive Committee: The committee established pursuant to Section 8 of this Agreement.

     4.6 FERC: The Federal Energy Regulatory Commission or its regulatory successor.

     4.7 Firm Capacity/Energy Sale or Exchange Service: Firm capacity and/or energy transaction whereby the Seller has agreed to sell or exchange and the Purchaser has agreed to buy or exchange for a specified period available capacity with or without associated energy which may include a Physically-Settled Option and a capacity transaction in accordance with the Agreement, including Service Schedule C, and any applicable Confirmation.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           First Revised  Sheet No. 7A
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 7A

     4.7a First Party: As defined in Section 27 of this Agreement.

     4.7b Floating Price: As defined in Section 38.1 of this Agreement.

     4.7c Gains: As defined in Section 22.3 of this Agreement.

     4.7d Guarantee Agreement: An agreement providing a guarantee issued by a parent company or another entity guaranteeing responsibility for obligations arising under this Agreement and Confirmation. A sample form of Guarantee Agreement is provided in Exhibit B.

     4.7e Guarantor: The entity providing a guarantee pursuant to a Guarantee
          Agreement.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                             Third Revised Sheet No. 8
Rate Schedule FERC No. 6                  Superseding Second Revised Sheet No. 8

     4.8 Hub: An electronic communication center that functions as a central point to electronically receive and assemble data for offers to buy or sell power or transmission service from each Party and make that data electronically available concurrently to all Parties.

     4.9 Incremental Cost: The forecasted expense incurred by the Seller in providing an additional increment of energy or capacity during a given hour.

     4.10 Independent Power Producer: An entity which is a non-traditional public utility that produces and sells electricity but which does not have a retail service franchise.

     4.11a Letter of Credit: An irrevocable, transferable, standby letter of credit, issued by an issuer acceptable to the Party requiring the Letter of Credit.

     4.11b Losses: As defined in Section 22.3 of this Agreement.

     4.11c Market Disruption Event: As defined in Section 38.2 of this
          Agreement.

     4.11d NERC: North American Electric Reliability Council or any successor organization.

     4.11e Non-Defaulting Party: As defined in Section 22.1(a) of this
          Agreement.

     4.11f Non-Performing Party: As defined in Section 21.3(a) of this
          Agreement.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 8A
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 8A

     4.11g Non-Standard Confirmation Provisions: Provisions other than Standard
          Confirmation Provisions.

     4.11h NYMEX: New York Mercantile Exchange and any successor organization.

     4.12 Operating Agent: An agent of the WSPP as may be designated by the Executive Committee from time to time.

     4.13 Operating Committee: That committee established pursuant to Section 8 of this Agreement.

     4.13a Party or Parties: As defined in Section 1 of this Agreement.

     4.13b Performing Party: As defined in Section 21.3(a) of this Agreement.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            Second Revised Sheet No. 9
Rate Schedule FERC No. 6                   Superseding First Revised Sheet No. 9

     4.14 Power Marketer: An entity which buys, sells, and takes title to electric energy, transmission and/or other services from traditional utilities and other suppliers.

     4.14a Physically-Settled Option: Includes (i) a call option which is the right, but not the obligation, to buy an underlying power product as defined under Service Schedules B or C according to the price and exercise terms set forth in the Confirmation; and (ii) a put option which is the right, but not the obligation, to sell an underlying power product as defined under Service Schedules B or C according to the price and exercise terms set forth in the Confirmation.

     4.14b Premium: The amount paid by the Purchaser of a Physically-Settled
          Option to the Seller of such option by the date agreed to by the Parties in the Confirmation.

     4.14c Present Value Rate: As defined in Section 22.3(b) of this Agreement.

     4.15 Purchaser: Any Party which agrees to buy or receive from one or more of the other Parties any service pursuant to the Agreement and any applicable Confirmation.

     4.16 Qualifying Facility: A facility which is a qualifying small power production facility or a qualifying cogeneration facility as these terms are defined in Federal Power Act Sections 3(17)(A), 3(17)(C), 3(18)(A), and 3(18)(B); which meets the requirements set forth in 18 C.F.R. Sections 292.203-292.209; or a facility in Canada or Mexico that complies with similar requirements.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            Third Revised Sheet No. 10
Rate Schedule FERC No. 6                 Superseding Second Revised Sheet No. 10

     4.16a Replacement Price: The price at which the Purchaser, acting in a commercially reasonable manner, effects a purchase of substitute capacity and/or energy in place of the capacity and/or energy not delivered (for energy) or made available (for capacity only) by the Seller or, absent such a purchase, the market price for such quantity of capacity and/or energy, as determined by the Purchaser in a commercially reasonable manner, at the delivery point specified for the transaction in the Confirmation.

     4.16b Resale Price: The price at which the Seller, acting in a commercially reasonable manner, effects a resale of the capacity and/or energy not received by the Purchaser or, absent such a resale, the market price for such quantity of capacity and/or energy, as determined by the Seller in a commercially reasonable manner at the delivery point specified for the transaction in a Confirmation.

     4.16c Retail Entity: A retail aggregator or supplier or retail customer;
          provided, however, only those Retail Entities eligible for transmission service under the FERC's pro forma open access transmission tariff are eligible to become members of the WSPP.

     4.16d Second Party: As defined in Section 27 of this Agreement.

     4.17 Seller: Any Party which agrees to sell or provide to one or more of the other Parties any service pursuant to the Agreement and the applicable Confirmation.

     4.18 Service Schedule: A schedule of services established pursuant to
          Section 6 of this Agreement on file with FERC as part of this Agreement.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                          Second Revised Sheet No. 10A
Rate Schedule FERC No. 6                 Superseding First Revised Sheet No. 10A

     4.18a Standard Confirmation Provisions: Provisions setting forth: Seller,
          Purchaser, period of delivery, schedule, delivery rate, delivery points, type of service (e.g. Service Schedule A, B, C or other), contract quantity, price, transmission path (if any), date, and certain additional information for physically settled options (option type, option style, exercise date or period, premium, premium payout date, and method for providing notice of exercise).

     4.18b Successor in Operation: The successor entity which takes over the wholesale electric trading operations of the first entity either through a merger or restructuring. A Successor in Operation shall not include an entity which merely acquires power sales contracts from the first entity either through a purchase or other means without taking over the wholesale electric trading operations of the first entity.

     4.18c Terminated Transaction: As defined in Section 22.2 of this Agreement.

     4.18d Termination Payment: As defined in Section 22.2 of this Agreement.

     4.18e Trading Day: As defined in Section 38.2 of this Agreement.

     4.19 Uncontrollable Forces: As defined in Section 10 of this Agreement or in a Confirmation.

     4.20 Unit Commitment Service: A capacity and/or associated scheduled energy transaction or a Physically-Settled Option under which the Seller has agreed to sell and the Purchaser has agreed to buy from a specified unit(s) for a specified period, in

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            Third Revised Sheet No. 11
Rate Schedule FERC No. 6                 Superseding Second Revised Sheet No. 11

          accordance with the Agreement, including Service Schedule B, and any applicable Confirmation.

     4.20a WSPP: The Western Systems Power Pool, Inc. a corporation organized in
          1995 and duly existing under the Utah Revised Nonprofit Corporation
          Act.

     4.20b WSPP Default Transmission Tariff: The transmission tariff filed on behalf of WSPP members with FERC as it may be amended from time to time.

     4.20c WSPP Homepage: WSPP's internet web site, www.wspp.org.

5.   TERM, TERMINATION AND WITHDRAWAL:

     5.1 This Agreement shall remain in effect until the Executive Committee, consistent with the voting provisions of Section 8.3, votes to terminate this Agreement and FERC accepts that termination, or FERC otherwise terminates the Agreement.

     5.2 Any Party may withdraw its participation as a member of the WSPP and as a Party to this Agreement by providing thirty (30) days prior written notice to

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 20043

Western Systems Power Pool                           First Revised Sheet No. 11A
Rate Schedule FERC No. 6                      Superseding Original Sheet No. 11A

          the Operating Agent and to the WSPP Homepage, and to all of its counterparties to outstanding transactions. As of the effective date of any withdrawal, the withdrawing Party shall have no further rights or obligations under this Agreement

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 12
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 12

          or as a member of the WSPP, except with respect to each outstanding Confirmation, all outstanding rights and obligations arising under any such Confirmation and this Agreement shall remain in full force and effect as if the withdrawal had not occurred. No Party shall oppose, before any court or regulatory agencies having jurisdiction, any other Party's withdrawal as provided in this Section.

     5.3 Except as provided for in Section 5.2, after termination, or withdrawal with respect to the withdrawing Party, all rights to services provided under this Agreement shall cease, and no Party shall claim or assert any continuing right to such services thereunder. Except as provided in Section 5.2, no Party shall be required to provide services based in whole or in part on the existence of this Agreement or on the provision of services under this Agreement beyond the termination date, or date of withdrawal with respect to the withdrawing Party. If the Parties have entered into a master confirmation agreement only for WSPP transactions as that term is defined in Section 32.10, the withdrawing Party shall have no further rights under that master confirmation agreement except for transactions that were outstanding at the time of the withdrawal.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                                Original Sheet No. 12A
Rate Schedule FERC No. 6

     5.4 The Parties subject to FERC jurisdiction under the Federal Power Act shall have the right to terminate their participation as a Member of the WSPP and as Party to this Agreement and any Confirmation without the necessity of filing with or approval by FERC, provided that such Parties comply with the requirements of Section 5.2.

6.   SERVICE SCHEDULES AND WSPP DEFAULT TRANSMISSION TARIFF:

     6.1 The Parties contemplate that they may, from time to time, add or remove Service Schedules under this Agreement. The attached Service Schedules A through C for Economy Energy Service, Unit Commitment Service, and Firm Capacity/Energy Sale or Exchange Service are incorporated into and made a part of this Agreement. Nothing contained herein shall be construed as affecting in any way the right of the Parties to jointly make application to FERC for a change

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 13
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 13

          in the rates and charges, classification, service, terms, or conditions affecting WSPP transactions under Section 205 of the Federal Power Act and pursuant to FERC rules and regulations promulgated thereunder. Additional Service Schedules or amendments to existing Service Schedules, if any, shall be adopted only by amendment of this Agreement approved by the Executive Committee pursuant to
          Section 8.3 and shall become effective on the effective date allowed or accepted by FERC consistent with Section 39.

     6.2  [RESERVED]

     6.3 When the WSPP Default Transmission Tariff applies as specified in the preamble to such Default Transmission Tariff, Transmission Service under it shall be available both to Parties and non-Parties under this Agreement; provided, however, each Party or non-Party must be an eligible customer under the WSPP Default Transmission Tariff in order to receive service.

7.   ADMINISTRATION:

     7.1 The WSPP shall perform the administrative tasks necessary and appropriate to implement this Agreement. All authority to direct, manage and administer the WSPP shall reside in the Executive Committee. All duties assigned under this Agreement, or otherwise, to the Operating Committee, sub-committees, officers, Administrative Committee, or Operating Agent, are delegated powers of the Executive Committee and are

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                                Original Sheet No. 13A
Rate Schedule FERC No. 6

          subject to the Executive Committee's direction and control. The WSPP may engage the services of an Operating Agent, from time to time, to perform tasks in furtherance of this Agreement.

     7.2 At least sixty (60) days prior to each calendar year that this Agreement is in effect, the Administrative Committee shall submit a budget for said year of operation to the Operating Committee for review. The proposed budget shall then be submitted, with the Operating Committee's recommendations, to the Executive Committee. The Executive Committee may approve the budget as submitted or with revisions. The Administrative Committee, Operating Committee, and Executive Committee shall address any appropriate revisions of the budget in the same manner.

Issued by: Michael E. Small, General Counsel to       Effective: October 1, 2003
           Western Systems Power Pool
Issued on: August 1, 2003

Western Systems Power Pool                            First Revised Sheet No. 14
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 14

     7.3 The WSPP shall, as necessary, bill the Parties for costs incurred under this Agreement on an estimated basis reasonably in advance of when due, and such billings shall be paid by the Parties when due. Such billings shall be adjusted in the following month(s) to reflect recorded costs. Billing and payment of WSPP costs shall otherwise be implemented in accordance with the provisions of Section 9.

     7.4 The WSPP shall maintain the WSPP Homepage and, as it deems appropriate, may engage a contractor for this purpose.

     7.5 Each Party shall maintain a link to the WSPP Homepage and shall be responsible for expenses related thereto.

Issued by: Michael E. Small, General Counsel to       Effective: October 1, 2003
           Western Systems Power Pool
Issued on: August 1, 2003

Western Systems Power Pool                            First Revised Sheet No. 15
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 15

     7.6 The WSPP, at reasonable times and places, shall make available its books of account, and records and documentation supporting expenditures under this Agreement, for the inspection of any Party for a period of time not to exceed two (2) years from the time such expenditures were incurred. A Party requesting review of the WSPP's records shall give the WSPP sufficient notice of its intent, but in no event less than thirty (30) days. The requesting Party may perform this review using personnel from its own staff or designate a certified public accounting firm for the purpose of this review. All costs incurred to perform this review shall be at the requesting Party's own expense. The Party performing the review shall not voluntarily release the WSPP's records or disclose any information contained therein to any third party unless the written consent of the WSPP and the Executive Committee has been obtained, except as required by law.

     7.7 Upon the termination of this Agreement, in accordance with applicable law, the WSPP shall dispose of any and all of its assets and wind up its affairs as the Executive Committee may direct.

Issued by: Michael E. Small, General Counsel to       Effective: October 1, 2003
           Western Systems Power Pool
Issued on: August 1, 2003

Western Systems Power Pool                            First Revised Sheet No. 16
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 16

8.   EXECUTIVE AND OPERATING COMMITTEES:

          As a means of securing effective and timely cooperation within the activities hereunder and as a means of dealing on a prompt and orderly basis with various problems which may arise in connection with system coordination and operation under changing conditions, the Parties hereby establish an Executive Committee and an Operating Committee.

     8.1  Executive Committee:

               The Executive Committee shall consist of one representative and an alternate from each Party designated pursuant to Section 8.5 herein. The responsibilities of the Executive Committee are as follows:

          8.1.1 To establish and amend bylaws of the WSPP consistent with this Agreement and to serve as the Board of Directors of the WSPP in accordance with applicable law.

Issued by: Michael E. Small, General Counsel to       Effective: October 1, 2003
           Western Systems Power Pool
Issued on: August 1, 2003

Western Systems Power Pool                                Original Sheet No. 16A
Rate Schedule FERC No. 6

          8.1.2 To establish sub-committees as it may from time to time deem necessary or appropriate. Such sub-committees shall include an Administrative Committee to administer the affairs of the WSPP as the Executive Committee may direct or approve, which sub-committee shall be comprised of the Chairman, Vice-Chairman, and Secretary/Treasurer of the WSPP and the Chairman and Vice-Chairman of the Operating Committee.

          8.1.3 To review at least annually the service activities hereunder to ensure that such activities are consistent with the spirit and intent of this Agreement.

          8.1.4 To review any unresolved issues which may arise hereunder and endeavor to resolve the issues.

Issued by: Michael E. Small, General Counsel to       Effective: October 1, 2003
           Western Systems Power Pool
Issued on: August 1, 2003

Western Systems Power Pool                           Second Revised Sheet No. 17
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 17

          8.1.5 To review and approve the WSPP's annual budget under this Agreement, and any revision thereto, in accordance with Section
               7.2 of this Agreement or otherwise as the Executive Committee deems necessary or appropriate.

          8.1.6 To amend this Agreement, from time to time, provided that no such amendment or restatement shall be effective unless approved or accepted by the FERC and subject to terms and conditions of such approval or acceptance. The effectiveness of any amendment also shall be consistent with Section 39.

          8.1.7 To review and act on the application of an entity to become a Party to this Agreement, or to delegate such authority as the Executive Committee deems appropriate.

          8.1.8 To do such other things and carry out such duties as specifically required or authorized by this Agreement.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                                Original Sheet No. 17A
Rate Schedule FERC No. 6

          8.1.9 To notify any Party of the rescission of its interest in this Agreement due to its failure to continue to meet the requirements of Section 16.1, or to delegate such authority to the Chairman of the Executive Committee, the Chairman of the Operating Committee, or the Administrative Committee.

          8.1.10 To arrange for legal representation of the WSPP.

Issued by: Michael E. Small, General Counsel to       Effective: October 1, 2003
           Western Systems Power Pool
Issued on: August 1, 2003

Western Systems Power Pool                            First Revised Sheet No. 18
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 18

     8.2  Operating Committee:

               The Operating Committee shall consist of one representative and an alternate from each Party designated pursuant to Section 8.5. The responsibilities of the Operating Committee are as follows:

          8.2.1 To establish, review, approve, or modify procedures and standard practices, consistent with the provisions hereof, for the guidance of operating employees in the Parties' electric systems as to matters affecting transactions under this Agreement.

          8.2.2 To submit to the Executive Committee any proposed revisions to the Service Schedules or proposed additional Service Schedules.

          8.2.3 To submit to the Executive Committee proposed amendments to this Agreement, provided that the Operating Committee shall have no authority to amend this Agreement, and further provided that the Executive Committee may amend this Agreement under Section 8.1.6 without having first received recommendations from the Operating Committee.

Issued by: Michael E. Small, General Counsel to       Effective: October 1, 2003
           Western Systems Power Pool
Issued on: August 1, 2003

Western Systems Power Pool                                Original Sheet No. 18A
Rate Schedule FERC No. 6

          8.2.4 To establish, review, approve, or modify any scheduling or operating procedures required in connection with transactions under this Agreement.

          8.2.5 To review and make recommendations to the Executive Committee for approval of the annual budget of the WSPP under this Agreement, including any proposed revisions thereto.

          8.2.6 To review and recommend as necessary the types and arrangement of equipment for intersystem communication facilities to enhance transactions and benefits under this Agreement.

          8.2.7 To monitor the administration and costs of the WSPP Homepage.

Issued by: Michael E. Small, General Counsel to       Effective: October 1, 2003
           Western Systems Power Pool
Issued on: August 1, 2003

Western Systems Power Pool                            First Revised Sheet No. 19
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 19

          8.2.8 If the Executive Committee so directs, to review new member applications for membership in the WSPP under this Agreement and make recommendations on said applications to the Executive Committee, or to delegate such authority as the Operating Committee deems appropriate.

          8.2.9 To do such other things and carry out such duties as specifically required or authorized by this Agreement or as directed by the Executive Committee; provided, however, that the Operating Committee shall have no authority to amend this Agreement.

     8.3 All matters which require Operating Committee or Executive Committee approval as provided in this Agreement shall be by no less than ninety percent (90%) affirmative agreement of the committee members present or voting by proxy.

     8.4 Unless otherwise agreed by all committee members of the applicable committee, the Chairman of the Executive Committee and the Chairman of the Operating Committee shall cause all members of the applicable committee to receive notice of a committee meeting at least ten (10) Business Days prior to the date of the meeting. Such notice shall include an agenda of matters to be discussed and voted on at the meeting. All material issues to be submitted to a vote of the committee shall appear on the agenda.

Issued by: Michael E. Small, General Counsel to       Effective: October 1, 2003
           Western Systems Power Pool
Issued on: August 1, 2003

Western Systems Power Pool                           First Revised Sheet No. 19A
Rate Schedule FERC No. 6                      Superseding Original Sheet No. 19A

     8.5 In accordance with Section 16.5.1, each Party shall give notice to the other Parties and the WSPP of the name of its designated representative and alternate representative (to act in the absence of the designated representative) on the Executive Committee and Operating Committee, and of any changes thereto.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 20
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 20

          Each Party's designated representatives shall be authorized to act on its behalf with respect to votes taken of committee members and other activities of the committee.

     8.6 The Executive Committee shall meet no less than once annually and otherwise as determined by the Chairman in his discretion. The Operating Committee shall meet as necessary, as determined by the Chairman in his discretion. The Chairman shall call a meeting of a committee upon the written request of not less than ten (10) members of the applicable committee.

     8.7 The Executive Committee shall elect a Chairman, Vice-Chairman, and Secretary/Treasurer. The Operating Committee shall elect a Chairman, Vice-Chairman, and Secretary. These officers shall serve terms of two-years duration, which terms shall commence on January 1 of the year following the election and expire on December 31 of the subsequent year, provided, that despite the expiration of an officer's term, the officer shall continue to serve until the officer's successor is elected and commences to serve, and further provided that with or without cause, the Executive Committee or Operating Committee, as applicable, may elect a substitute officer prior to the expiration of a term.

          8.7.1 The Chairman of the Executive Committee shall be the Chairman of the

Issued by: Michael E. Small, General Counsel to       Effective: October 1, 2003
           Western Systems Power Pool
Issued on: August 1, 2003

Western Systems Power Pool                           First Revised Sheet No. 20A
Rate Schedule FERC No. 6                      Superseding Original Sheet No. 20A

               WSPP. The Chairman shall preside over meetings of the Executive Committee and, when the Executive Committee is not in session, exercise day to day management and control of the business and affairs of the WSPP, subject at all times to this Agreement and the direction of the Executive Committee.

          8.7.2 The Vice-Chairman of the Executive Committee shall be the Vice-Chairman of the WSPP. The Vice-Chairman, in the absence or disability of the Chairman, shall exercise the powers and perform the duties of the Chairman and such other duties as the Executive Committee or the Chairman may prescribe, subject at all times to this Agreement and the direction of the Executive Committee.

          8.7.3 The Secretary/Treasurer shall be the Secretary/Treasurer of the WSPP. The Secretary/Treasurer, or his designee, shall record minutes of meetings and actions of the Executive Committee, perform the customary duties of a secretary and treasurer of a non-profit corporation, and attend to the giving and serving of all notices required by law or under this Agreement.

          8.7.4. The Chairman of the Operating Committee shall preside over Operating Committee meetings. The Vice Chairman of the Operating Committee shall serve in the absence of the Chairman and perform such other duties as the Operating Committee may assign. The Secretary of the Operating Committee, or his designee, shall record minutes of meetings and actions of the Operating Committee, and shall give Notice of meetings.

Issued by: Michael E. Small, General Counsel to       Effective: October 1, 2003
           Western Systems Power Pool
Issued on: August 1, 2003

Western Systems Power Pool                           First Revised Sheet No. 20B
Rate Schedule FERC No. 6                      Superseding Original Sheet No. 20B

9.   PAYMENTS:

     9.1 The accounting and billing period for transactions under this Agreement shall be one (1) calendar month. Bills sent to any Party shall be sent to the appropriate billing address as set forth on the WSPP homepage or as otherwise specified by such Party.

     9.2 Payments for amounts billed under this Agreement and any Confirmation shall be received by the Party to be paid on the 20th day of the month in which the invoice was received or the tenth (10) day after receipt of the bill, whichever is later. Notwithstanding the foregoing, Premiums shall be paid within three (3) Business Days of receipt of the invoice. Payment shall be made at the location designated by the Party to which payment is due. Payment shall be considered received when payment is received by the Party to which Payment is due at the location designated by that Party. If the due date falls on a non-Business Day of either Party, then the payment shall be due on the next following Business Day.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                                Original Sheet No. 20C
Rate Schedule FERC No. 6

     9.3 Amounts not paid on or before the due date shall be payable with interest calculated daily, at a rate equal to 200 basis points above the per annum Prime Rate reported daily in the Wall Street Journal for the period beginning on the day after the due date and ending on the day of payment, provided that such interest shall not exceed the amount permitted by law.

Issued by: Michael E. Small, General Counsel to       Effective: October 1, 2003
           Western Systems Power Pool
Issued on: August 1, 2003

Western Systems Power Pool                            Third Revised Sheet No. 21
Rate Schedule FERC No. 6                 Superseding Second Revised Sheet No. 21

     9.4 In order to dispute a bill in whole or in part, a Party must provide written notice of the dispute to the other Party to the transaction. Such written notice shall specify the amount in dispute and state the basis for the dispute. In case any portion of any bill is in dispute, the entire bill shall be paid when due. Any excess amount of bills which, through inadvertent errors or as a result of a dispute, may have been overpaid shall be returned by the owing Party upon determination of the correct amount, with interest calculated in the manner set forth in Section 9.3. A Party shall have the right to dispute the accuracy of any bill or payment only for a period of two
          (2) years from the date on which the bill was initially delivered.

     9.5 If a Party's records reveal that a bill was not delivered, then the Party may deliver to the appropriate Party a bill within two (2) years from the date on which the bill would have been delivered under
          Section 9.1 of this Agreement. The right to payment is waived with respect to any amounts not billed within such two (2) year period.

     9.6 Each Party, or any third party representative of a Party, shall keep complete and accurate records, and shall maintain such data as may be necessary for the purpose of ascertaining the accuracy of all relevant data, estimates, or statements

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                          Second Revised Sheet No. 21A
Rate Schedule FERC No. 6                 Superseding First Revised Sheet No. 21A

          of charges submitted hereunder for a period of two (2) years from the date the bill was delivered under this Agreement and/or Confirmation.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Fourth Revised Sheet No. 22
Rate Schedule FERC No. 6                  Superseding Third Revised Sheet No. 22

          Within a two (2) year period from the date on which the bill was initially delivered, any Party to the applicable transaction may request in writing copies of the records of the other Party for that transaction to the extent reasonably necessary to verify the accuracy of any statement or charge. The Party from which documents or data has been requested shall provide all reasonably requested documents and data within a reasonable time period.

10.  UNCONTROLLABLE FORCES:

          No Party shall be considered to be in breach of this Agreement or any applicable Confirmation to the extent that a failure to perform its obligations under this Agreement or any such Confirmation is due to an Uncontrollable Force. The term "Uncontrollable Force" means an event or circumstance which prevents one Party from performing its obligations under one or more transactions, which event or circumstance is not within the reasonable control of, or the result of the negligence of, the claiming Party, and which by the exercise of due diligence the claiming Party is unable to avoid, cause to be avoided, or overcome. So long as the requirements of the preceding sentence are met, an "Uncontrollable Force" may include and is not restricted to flood, drought, earthquake, storm, fire, lightning, epidemic, war, riot, act of terrorism, civil disturbance or disobedience, labor dispute, labor or material shortage, sabotage, restraint by court order or public authority, and action or nonaction by, or failure to obtain the necessary authorizations or approvals from, any governmental agency or authority.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           First Revised Sheet No. 22A
Rate Schedule FERC No. 6                      Superseding Original Sheet No. 22A

     The following shall not be considered "Uncontrollable Forces": (i) Seller's cost of obtaining capacity and/or energy; or (ii) Purchaser's inability due to the price of the capacity and/or energy, to use or resell such capacity and/or energy. No Party shall, however, be relieved of liability for failure of performance to the extent that such failure is due to causes arising out of its own negligence or due to removable or remediable causes which it fails to remove or remedy within a reasonable time period. Nothing contained herein shall be construed to require a

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 23
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 23

     Party to settle any strike or labor dispute in which it may be involved. Any Party rendered unable to fulfill any of its obligations by reason of an Uncontrollable Force shall give prompt notice of such fact and shall exercise due diligence, as provided above, to remove such inability within a reasonable time period. If oral notice is provided, it shall be promptly followed by written notice.

          Notwithstanding the "due diligence" obligations or obligations to remove or remedy the causes set forth in the foregoing paragraph (which do not apply to this paragraph except as specified below), where the entity providing transmission services for transactions under this Agreement and Confirmation interrupts such transmission service, the interruption in transmission service shall be considered an Uncontrollable Force under this
     Section 10 only in the following two sets of circumstances:

     (1) An interruption in transmission service shall be considered an Uncontrollable Force if (a) the Parties agreed on a transmission path for that transaction at the time the transaction under this Agreement was entered into by the Parties' thereto, (b) firm transmission involving that transmission path was obtained pursuant to a transmission tariff or contract to effectuate the transaction under this Agreement and Confirmation, and (c) the entity providing transmission service curtailed or interrupted such firm transmission pursuant to the applicable transmission tariff or contract;

     (2) If the Parties did not agree on the transmission path for a transaction at the time the transaction was entered into, an interruption in transmission service shall be

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            First Revised Sheet No. 24
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 24

          considered an Uncontrollable Force only if (a) the Party contracting for transmission services shall have made arrangements with the entity providing transmission service for firm transmission to effectuate the transaction under the Agreement and Confirmation, (b) the entity providing transmission service curtailed or interrupted such transmission service due to an event of Uncontrollable Forces or provision of like effect, and (c) the Party which contracted for such firm transmission services could not obtain alternate energy at the delivery point, alternate transmission services, or alternate means of delivering energy after exercising due diligence.

          No Party shall be relieved by operation of this Section 10 of any liability to pay for power delivered to the Purchaser or to make payments then due or which the Party is obligated to make with respect to performance which occurred prior to the Uncontrollable Force.

11.  WAIVERS:

          Any waiver at any time by any Party of its rights with respect to a default under this Agreement or any Confirmation, or any other matter under this Agreement, shall not be deemed a waiver with respect to any subsequent default of the same or any other matter.

12.  NOTICES:

     12.1 Except for the oral notice provided for in Section 10 of this Agreement, any formal notice, demand or request provided for in this Agreement shall be in

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 25
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 25

          writing and shall be deemed properly served, given or made if delivered in person, or sent by either registered or certified mail (postage prepaid), prepaid telegram, fax, or overnight delivery (with record of receipt).

     12.2 Notices and requests of a routine nature applicable to delivery or receipt of capacity and/or energy shall be given in such manner as the Parties to a transaction shall prescribe in a Confirmation or otherwise; provided, however, if the Parties have not prescribed a method of providing such routine notices, then the procedures in
          Section 12.1 shall apply.

13. EFFECT OF APPROVALS:

     13.1 This Agreement and all Confirmations are subject to valid laws, orders, rules and regulations of duly constituted authorities having jurisdiction. Nothing contained in this Agreement or any Confirmation shall give FERC jurisdiction over those Parties not otherwise subject to such jurisdiction or be construed as a grant of jurisdiction over any Party by any state or federal agency not otherwise having jurisdiction by law.

     13.2 Nothing in this Agreement or any Confirmation is intended to restrict the authority of the Bonneville Power Administration (BPA) pursuant to applicable statutory authority to use its existing

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                                Original Sheet No. 25A
Rate Schedule FERC No. 6

          wholesale power and transmission rates or to adopt new rates, rate schedules, or general rate schedule provisions for application under this Agreement and obtain

Issued by: Michael E. Small, General Counsel to     Effective: September 1, 2002
           Western Systems Power Pool
Issued on: July 2, 2002

Western Systems Power Pool                            First Revised Sheet No. 26
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 26

          interim or final approval of those rates from FERC pursuant to Section 7 of the Pacific Northwest Electric Power Planning and Conservation Act, 16 U.S.C. Sec. 839e, provided such rates do not exceed the maximum rates in the applicable Service Schedule and are consistent with the terms and conditions of said Service Schedule.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 27
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 27

     13.3 Nothing contained in this Agreement or any Confirmation shall be construed to establish any precedent for any other agreement or to grant any rights to or impose any obligations on any Party beyond the scope and term of this Agreement or any Confirmation.

14.  TRANSFER OF INTEREST IN AGREEMENT:

          No Party shall voluntarily transfer its membership in the WSPP under this Agreement without the written consent and approval of all other Parties except to a Successor in Operation of such Party. With regard to the transfer of the rights and obligations of any Party associated with transactions under this Agreement and Confirmation(s), neither Party to such transactions may assign such rights or obligations unless (a) the other Party provides its prior written consent which shall not be unreasonably withheld; or (b) the assignment is to a Successor in Operation which provides reasonable creditworthiness assurances (see Section 27 for examples of such assurances) if required by the non-assigning Party based upon its reasonably exercised discretion. Any successor or assignee of the rights of any Party, whether by voluntary transfer, judicial or foreclosure sale or otherwise, shall be subject to all the provisions and conditions of this Agreement and Confirmation(s) (where applicable) to the same extent as though such successor or assignee were the original Party under this Agreement or the Confirmation(s), and no assignment or transfer of any rights under this Agreement or any Confirmation(s)

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           First Revised Sheet No. 27A
Rate Schedule FERC No. 6                      Superseding Original Sheet No. 27A

     shall be effective unless and until the assignee or transferee agrees in writing to assume all of the obligations of the assignor or transferor and to be bound by all of the provisions and

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 28
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 28

     conditions of this Agreement and any Confirmation(s) (where applicable). The execution of a mortgage or trust deed or a judicial or foreclosure sale made thereunder shall not be deemed a voluntary transfer within the meaning of this Section 14.

15.  SEVERABILITY:

          In the event that any of the terms, covenants or conditions of this Agreement or any Confirmation, or the application of any such term, covenant or condition, shall be held invalid as to any person or circumstance by any court, regulatory agency, or other regulatory body having jurisdiction, all other terms, covenants or conditions of this Agreement and the Confirmation and their application shall not be affected thereby, but shall remain in force and effect unless a court, regulatory agency, or other regulatory body holds that the provisions are not separable from all other provisions of this Agreement or such Confirmation(s).

16.  MEMBERSHIP:

     16.1 Any Electric Utility, Retail Entity or Qualifying Facility may become a Party to this Agreement. The Executive Committee shall notify such Electric Utility, Retail Entity or Qualifying Facility of its decision within sixty (60) days of a request to become a Party to this Agreement, and any acceptable entity shall become a Party hereto by the execution of this Agreement or a counterpart hereof, payment of costs pursuant to Section 16.4, and concluding any necessary acceptance or approval referred to in Section 13. Any such Party, if it is subject to the ratemaking jurisdiction of FERC,

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 29
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 29

          shall be responsible for any FERC filing necessary for it to implement its performance under this Agreement.

     16.2 Each Party shall continue to meet the requirements of Section 16.1 in order to remain a Party to this Agreement

     16.3 Being a Party to this Agreement shall not serve as a substitute for contractual arrangements that may be needed between any Party which operates a Control Area and any other Party which operates within that Control Area.

     16.4 Any entity that becomes a Party to this Agreement which was not a party to the experimental Western Systems Power Pool Agreement shall pay a one time fee of $25,000 under this Agreement in recognition of prior efforts and costs incurred by the parties to the experimental Western Systems Power Pool Agreement, which efforts greatly facilitated development of this Agreement. Such fee shall be credited to future costs of the WSPP incurred hereunder.

     16.5 In addition to requirements set forth elsewhere in this Agreement imposed on Parties as part of their membership in the WSPP, each Party shall abide by the following requirements:

          16.5.1 Each Party shall maintain updated information regarding its Executive Committee and Operating Committee representatives on the WSPP Homepage and shall submit changes within a reasonable time period.

          16.5.2 With regard to disputes involving transactions under this Agreement or other agreements, no Party shall seek to conduct discovery of the WSPP or issue or seek to obtain the issuance of any subpoena to the WSPP or

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           First Revised Sheet No. 29A
Rate Schedule FERC No. 6                      Superseding Original Sheet No. 29A

               WSPP officers acting in their capacities as officers of the WSPP or of the WSPP's attorneys or consultants with regard to their work for the WSPP or their opinions regarding the construction or interpretation of any clause of the Agreement, provided that the foregoing prohibition shall not apply in proceedings brought against the WSPP. In the event a Party seeks to compel discovery or testimony in violation of this Section, that Party shall be deemed to have consented to the quashing of the subpoena or other process providing therefor. Notwithstanding any other provision in this Agreement, a Party that seeks to conduct discovery or issue or seek to obtain the issuance of any subpoena in breach of this provision shall compensate the WSPP and its officers, attorneys, and consultants, as applicable, for all out-of-pocket costs incurred.

     16.6 An entity shall become a Party to this Agreement and a member of the WSPP upon satisfaction of the requirements in this Section 16 and on the date allowed by FERC if it is a FERC public utility or upon the date of satisfaction of the requirements in this Section 16 if it is not a FERC public utility.

17.  RELATIONSHIP OF PARTIES:

     17.1 Nothing contained in this Agreement or in any Confirmation shall be construed to create an association, joint venture, trust, or partnership, or agency relationship between or among the Parties, or to impose a trust or partnership covenant, obligation, or liability on or with regard to any of the Parties. Each Party shall be individually responsible for its own covenants, obligations, and liabilities under this Agreement and under any applicable Confirmation.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            Third Revised Sheet No. 30
Rate Schedule FERC No. 6                 Superseding Second Revised Sheet No. 30

     17.2 All rights and obligations of the Parties under this Agreement are several and are not joint.

18.  NO DEDICATION OF FACILITIES:

          Any undertaking by one Party to another Party under any provision of this Agreement shall not constitute the dedication of the electric system or any portion thereof of the undertaking Party to the public or to the other Party, and it is understood and agreed that any such undertaking under any provision of this Agreement by a Party shall cease upon the termination of such Party's obligations under this Agreement.

19.  NO RETAIL SERVICES:

          Nothing contained in this Agreement shall grant any rights to or obligate any Party to provide any services hereunder directly to or for retail customers of any Party.

20.  THIRD PARTY BENEFICIARIES:

          This Agreement shall not be construed to create rights, in, or to grant remedies to, any third party as a beneficiary of this Agreement or of any duty, obligation or undertaking established herein except as provided for in Section 14.

21.  LIABILITY AND DAMAGES:

     21.1 This Agreement contains express remedies and measures of damages in Sections 21.3 and 22 for non-performance or default. This Agreement also contains additional remedies to enforce payment of monies due and to enforce terms of the Agreement and applicable Confirmations in
          Section 21.2.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                          Second Revised Sheet No. 30A
Rate Schedule FERC No. 6                 Superseding First Revised Sheet No. 30A

          ALL OTHER DAMAGES OR REMEDIES ARE HEREBY WAIVED.

          Therefore, except as provided in Sections 21.3 and 22, no Party or its directors, members of its governing bodies, officers or employees shall be liable to any other Party or Parties for any loss or damage to property, loss of earnings, or revenues, personal injury, or any other direct, indirect, or consequential damages or injury, or punitive damages, which may occur or result from the performance or non-performance of this Agreement (including any applicable Confirmation), including any negligence arising hereunder. Any liability or damages incurred by an officer or employee of a Federal agency or by that agency that would result from the operation of this provision shall not be inconsistent with Federal law.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 31
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 31

     21.2 Any Party due monies under this Agreement, the amounts of which are not in dispute or if disputed have been the subject of a decision awarding monies, (i) shall have the right to seek payment of such monies in any forum having competent jurisdiction and (ii) shall possess the right to seek relief directly from that forum without first utilizing the mediation or arbitration provisions of this Agreement and without exercising termination and liquidation rights under Section 22.

               In addition, each Party shall possess the right to seek specific performance (injunctive relief) of the non-delivery related terms of this Agreement and any Confirmation in any forum having competent jurisdiction. In seeking to enforce the terms of this Agreement, however, consistent with Section 21.1, no Party is entitled to receive or recover monetary damages except as provided in Sections 21.3 and 22.

     21.3 The following damages provision shall apply to all transactions under this Agreement. For transactions under Service Schedule A, however, this damages provision or some other damages provision will apply only if such a damages provision is agreed to through a Confirmation. The damages under this Section 21.3 apply to a Party's failure to deliver or receive (or make available in the case of capacity) capacity and/or energy in violation of the terms of the Agreement and any Confirmation. The Contract Quantity and Contract Price referred to in this Section

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           First Revised Sheet No. 31A
Rate Schedule FERC No. 6                      Superseding Original Sheet No. 31A

     21.3 are part of the agreement between the Parties for which damages are being calculated under this Section.

          (a) If either Party fails to deliver or receive (or make available in the case of capacity), as the case may be, the quantities of capacity and/or energy due under the Agreement and any Confirmation (thereby becoming a "Non-Performing Party" for the purposes of this Section 21.3), the other party (the "Performing

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            First Revised Sheet No. 32
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 32

               Party") shall be entitled to receive from the Non-Performing Party an amount calculated as follows (unless performance is excused by Uncontrollable Forces as provided in Section 10, the applicable Service Schedule, or by the Performing Party):

               (1) If the amount the Purchaser scheduled or received in any hour is less than the applicable hourly Contract Quantity, then the Purchaser shall be liable for (a) the product of the amount (whether positive or negative), if any, by which the Contract Price differed from the Resale Price (Contract Price - Resale Price) and the amount by which the quantity provided to the Purchaser was less than the hourly Contract Quantity; plus (b) the amount of transmission charge(s), if any, for firm transmission service upstream of the delivery point, which the Seller incurred to achieve the Resale Price, less the reduction, if any, in transmission charge(s) achieved as a result of the reduction in the Purchaser's schedule or receipt of electric energy (based on Seller's reasonable commercial efforts to achieve such reduction). If the total amounts for all hours calculated under this paragraph (1) are negative, then neither the Purchaser nor the Seller shall pay any amount under this Section 21.3(a)(1).

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 33
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 33

               (2) If the amount the Seller scheduled or delivered (or made available in the case of capacity) in any hour is less than the applicable hourly Contract Quantity, then the Seller shall be liable for (a) the product of the amount (whether positive or negative), if any, by which the Replacement Price differed from the Contract Price (Replacement Price - Contract Price) and the amount by which the quantity provided by the Seller was less than the hourly Contract Quantity; plus (b) the amount of transmission charge(s), if any, for firm transmission service downstream of the delivery point, which the Purchaser incurred to achieve the Replacement Price, less the reduction, if any, in transmission charge(s) achieved as a result of the reduction in the Seller's schedule or delivery (based on Purchaser's reasonable commercial effort to achieve such reduction). If the total amounts for all hours calculated under this paragraph (2) are negative, then neither the Purchaser nor the Seller shall pay any amount under this Section 21.3(a)(2).

               (3) The Non-Performing Party also shall reimburse the Performing Party for any charges imposed on the Performing Party under open access transmission or FERC accepted or approved tariffs for regional organizations due to the non-performance.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                          Second Revised Sheet No. 33A
Rate Schedule FERC No. 6                 Superseding First Revised Sheet No. 33A

               (4) The Non-Performing Party shall pay any amount due from it under this section within the billing period as specified in
                    Section 9 of this Agreement or agreed to in the applicable Confirmation if the Parties agreed to revise the billing period in Section 9.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            First Revised Sheet No. 34
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 34

          (b)  The Parties agree that the amounts recoverable under this Section
               21.3 are a reasonable estimate of loss and not a penalty, and represent the sole and exclusive remedy for the Performing Party. Such amounts are payable for the loss of bargain and the loss of protection against future risks.

          (c) Each Party agrees that it has a duty to mitigate damages in a commercially reasonable manner to minimize any damages it may incur as a result of the other Party's performance or non-performance of this Agreement.

          (d) In the event the Non-Performing Party disputes the calculation of the damages under this Section 21.3, the Non-Performing Party shall pay the full amount of the damages as required by Section 9 of this Agreement to the Performing Party. After informal dispute resolution as required by Section 34.1, any remaining dispute involving the calculation of the damages shall be referred to binding dispute resolution as provided by Section 34.2 of this Agreement. If resolution or agreement results in refunds or the need for refunds to the Non-Performing Party, such refunds shall be calculated in accordance with Section 9.4 of this Agreement.

22.  DEFAULT OF TRANSACTIONS UNDER THIS AGREEMENT AND CONFIRMATIONS:

     22.1 EVENTS OF DEFAULT

          An "Event of Default" shall mean with respect to a Party ("Defaulting Party"):

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 35
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 35

          (a) the failure by the Defaulting Party to make, when due, any payment required pursuant to this Agreement or Confirmation if such failure is not remedied within two (2) Business Days after written notice of such failure is given to the Defaulting Party by the other Party ("the Non-Defaulting Party"). The Non-Defaulting Party shall provide the notice by facsimile to the designated contact person for the Defaulting Party and also shall send the notice by overnight delivery to such contact person; or

          (b) the failure by the Defaulting Party to provide clear and good title as required by Section 33.3, or to have made accurate representations and warranties as required by Section 37 and such failure is not cured within five (5) Business Days after written notice thereof to the Defaulting Party; or

          (c) The institution, with respect to the Defaulting Party, by the Defaulting Party or by another person or entity of a bankruptcy, reorganization, moratorium, liquidation or similar insolvency proceeding or other relief under any bankruptcy or insolvency law affecting creditor's rights or a petition is presented or instituted for its winding-up or liquidation; or

          (d) The failure by the Defaulting Party to provide adequate assurances of its ability to perform all of its outstanding material obligations to the Non-Defaulting Party under the Agreement or any Confirmation

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            Third Revised Sheet No. 36
Rate Schedule FERC No. 6                 Superseding Second Revised Sheet No. 36

               pursuant to Section 27 of this Agreement or any substitute or modified provision in any Confirmation.

          (e)  With respect to its Guarantor, if any:

               (i) if a material representation or warranty made by a Guarantor in connection with this Agreement, or any transaction entered into hereunder, is false or misleading in any material respect when made or when deemed made or repeated; or

               (ii) the failure of a Guarantor to make any payment required or to perform any other material covenant or obligation in any guarantee made in connection with this Agreement, including any transaction entered into hereunder, and such failure shall not be remedied within three (3) Business Days after written notice; or

               (iii) the institution, with respect to the Guarantor, by the
                    Guarantor or by another person or entity of a bankruptcy, reorganization, moratorium, liquidation or similar insolvency proceeding or other relief under any bankruptcy or insolvency law affecting creditor's rights or a petition is presented or instituted for its winding-up or liquidation; or

               (iv) the failure, without written consent of the other Party, of a Guarantor's guarantee to be in full force and effect for purposes of this Agreement (other than in accordance with its terms) prior to

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Third Revised Sheet No. 36A
Rate Schedule FERC No. 6                Superseding Second Revised Sheet No. 36A

                    the satisfaction of all obligations of such Party under each transaction to which such guarantee shall relate; or

               (v) a Guarantor shall repudiate, disaffirm, disclaim, or reject, in whole or in part, or challenge the validity of, any guarantee.

     22.2 REMEDIES FOR EVENTS OF DEFAULT

          22.2(a) If an Event of Default shall have occurred and be continuing, the Non-Defaulting Party, upon written notice to the Defaulting Party, shall have the right (i) to suspend performance of transactions under this Agreement; provided, however, (i) in no event shall any such suspension continue for longer than ten (10) Business Days; (ii) such suspension must include all transactions under this Agreement in effect as of the date of the suspension between the Defaulting Party and the Non-Defaulting Party; and
               (iii) such suspension is available only once for each default. This ten (10) day suspension period shall not affect in any way the thirty (30) day period for exercising a right of termination under Section 22.2(b). The Non-Defaulting Party shall have the unilateral right to exercise its rights under this Agreement including its termination rights at any time within the suspension period. The Defaulting Party shall have no suspension rights. In no event shall the suspension continue beyond the cure of or waiver by the Non-Defaulting Party of the applicable Event of Default. If the Non-Defaulting Party seeks to terminate the suspension period such that the suspension shall be terminated prior to the end of the ten (10) Business Day period specified above, it may do so only by providing at least twenty-four (24) hours written notice to the Defaulting Party before the suspension may be terminated.

          22.2(b) If an Event of Default occurs, the Non-Defaulting Party shall possess the right to terminate all transactions between the Parties under this Agreement upon written notice (by facsimile or other reasonable means) to the Defaulting Party, such notice of termination to be effective immediately upon receipt. If the Non-Defaulting Party fails to exercise

Issued by: Michael E. Small, General Counsel to     Effective: September 1, 2005
           Western Systems Power Pool
Issued on: June 29, 2005

Western Systems Power Pool                          Second Revised Sheet No. 36B
Rate Schedule FERC No. 6                 Superseding First Revised Sheet No. 36B

               this right of termination within thirty (30) days following the time when the Event of Default becomes known (or more than thirty days if the Non-Defaulting and Defaulting Parties agree to an extension), then such right of termination shall no longer be available to the Non-Defaulting Party as a remedy for the Event(s) of Default; provided, however, this thirty day requirement for exercising termination rights shall not apply to defaults pursuant to Sections 22.1(c) and 22.1(e)(iii). The Non-Defaulting Party terminating transaction(s) under this
               Section 22.2 may do so without making a filing at FERC.

                    If the Non-Defaulting Party elects to terminate under this
               Section, it shall be required to terminate all transactions between the Parties under the Agreement at the same time. Upon termination, the Non-Defaulting Party shall liquidate all transactions as soon as practicable, provided that in no event will the Non-Defaulting Party be allowed to liquidate Service Schedule A transactions. The payment associated with termination ("Termination Payment") shall be calculated in accordance with this Section 22.2 and Section 22.3. The Termination Payment shall be the sole and exclusive remedy for the Non-Defaulting Party for each terminated transaction ("Terminated Transaction") for the time period beginning at the time notice of termination under this Section 22 is received. Prior to receipt

Issued by: Michael E. Small, General Counsel to       Effective: September, 2005
           Western Systems Power Pool
Issued on: June 29, 2005

Western Systems Power Pool                            First Revised Sheet No. 37
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 37

               of such notice of termination by the Defaulting Party, the Non-Defaulting Party may exercise any remedies available to it under Section 21.3 of this Agreement or Confirmation(s), and any other remedies available to it at law or otherwise.

                    Upon termination, the Non-Defaulting Party may withhold any payments it owes the Defaulting Party for any obligations incurred prior to termination under this Agreement or Confirmation(s) until the Defaulting Party pays the Termination Payment to the Non-Defaulting Party. The Non-Defaulting Party shall possess the right to set-off the amount due it under this
               Section 22 by any such payments due the Defaulting Party as provided in Section 22.3(d).

     22.3 LIQUIDATION CALCULATION OPTIONS

                    The Non-Defaulting Party shall calculate the Termination
               Payment as follows:

          (a) The Gains and Losses shall be determined by comparing the value of the remaining term, transaction quantities, and transaction prices under each Terminated Transaction had it not been terminated to the equivalent quantities and relevant market prices for the remaining term either quoted by a bona fide third-party offer or which are reasonably expected to be available in the market under a replacement contract for each Terminated Transaction. To ascertain the market prices of a replacement contract, the Non-Defaulting Party may consider, among other valuations, quotations

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            First Revised Sheet No. 38
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 38

               from Dealers in energy contracts, any or all of the settlement prices of the NYMEX power futures contracts (or NYMEX power options contracts in the case of Physically-Settled Options) and other bona fide third party offers, all adjusted for the length of the remaining term and differences in transmission. It is expressly agreed that the Non-Defaulting Party shall not be required to enter into replacement transactions in order to determine the Termination Payment.

          (b) The Gains and Losses calculated under paragraph (a) shall be discounted to present value using the Present Value Rate as of the time of termination (to take account to the period between the time notice of termination was effective and when such amount would have otherwise been due pursuant to the relevant transaction). The "Present Value Rate" shall mean the sum of 0.50% plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 11:00 a.m. (New York City, New York time) for the United States government securities having a maturity that matches the average remaining term of the Terminated Transactions; and

          (c) The Non-Defaulting Party shall set off or aggregate, as appropriate, the Gains and Losses (as calculated in Section 22.3(a)) and Costs and notify

Issued by: Michael E. Small, General Counsel to     Effective: September 1, 2002
           Western Systems Power Pool
Issued on: July 2, 2002

Western Systems Power Pool                           Second Revised Sheet No. 39
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 39

               the Defaulting Party. If the Non-Defaulting Party's aggregate Losses and Costs exceed its aggregate Gains, the Defaulting Party shall, within three (3) Business Days of receipt of such notice, pay the Termination Payment to the Non-Defaulting Party, which amount shall bear interest at the Present Value rate from the time notice of termination was received until paid. If the Non-Defaulting Party's aggregate Gains exceed its aggregate Losses and Costs, the Non-Defaulting Party, after any set-off as provided in paragraph (d), shall pay the remaining amount to the Defaulting Party within three (3) Business Days of the date notice of termination was received including interest at the Present Value from the time notice of termination was received until the Defaulting Party receives payment.

          (d) The Non-Defaulting Party shall aggregate or set off, as appropriate, at its election, any or all other amounts owing between the Parties (discounted at the Present Value Rate) under this Agreement and any Confirmation against the Termination Payment so that all such amounts are aggregated and/or netted to a single liquidated amount. The net amount due from any such liquidation shall be paid within three (3) Business Days following the date notice of termination is received.

          (e) (i) If the Non-Defaulting Party owes the Defaulting Party monies under this Section 22.3, then notwithstanding the three Business Day payment requirement detailed above, the Non-Defaulting

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           First Revised Sheet No. 39A
Rate Schedule FERC No. 6                      Superseding Original Sheet No. 39A

               Party may elect to pay the Defaulting Party the monies owed under this Section 22.3 over the remaining life of the contract(s) being terminated. The Non-Defaulting Party may make this election by providing written notice to the Defaulting Party within three Business Days of the notice being provided to terminate and liquidate under this Section 22.3. The Non-Defaulting Party shall provide the Defaulting Party with the details on the method for recovering the monies owed over the remaining life of the contract(s). That method shall ensure that the Defaulting Party receives a payment each month through the end of the term of each contract which allows it to receive the monies which would have been due it under Sections 22.3(c) and (d) in total (to be recovered over the term of the contract(s) to replicate as closely as possible the payment streams under such contract(s)) provided that the discounting using the Present Value Rate referenced in Section 22.3 (b) shall not be reflected in determining the amounts to be recovered under this provision. Any disputes as to the methodology shall be resolved pursuant to the dispute resolution procedures in Section 34, with binding arbitration pursuant to Section 34.2 required for disputes as to the methodology if mediation is unsuccessful.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2003
           Western Systems Power Pool
Issued on: December 3, 2002

Western Systems Power Pool                          Second Revised Sheet No. 39B
Rate Schedule FERC No. 6                 Superseding First Revised Sheet No. 39B

               (ii) This Section 22.3(e) and the rights and obligations under it shall survive termination of any applicable transactions or agreements.

               (iii) The Party owed monies under this Section 22.3(e) shall have the right to request credit assurances consistent with
                    Section 27 even after termination of any contract or transaction.

               (iv) If the Party owing money defaults on its payment obligations consistent with Section 22.1(a) or defaults with regard to providing credit assurances consistent with Section 22.1(d), then the other Party shall have the right (by written notice) at any time after the Party owing money defaults to require that Party to pay all monies owed under all of the contracts subject to this Section 22.3(e) within three Business Days of receipt of the written notice. The monies to be paid under this accelerated payment provision shall be the remaining amounts to be paid under the contract(s) reflecting a discount using the Present Value Rate from the date of the written notice.

          (f) If the Defaulting Party disagrees with the calculation of the Termination Payment and the Parties cannot otherwise resolve their differences, the calculation issue shall be submitted to informal dispute resolution as provided in Section 34.1

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 40
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 40

               of this Agreement and thereafter binding dispute resolution pursuant to Section 34.2 if the informal dispute resolution does not succeed in resolving the dispute. Pending resolution of the dispute, the Defaulting Party shall pay the full amount of the Termination Payment calculated by the Non-Defaulting Party within three (3) Business Days (except if the option under 22.3(e) has been invoked in which case the payment times in that provision would apply) of receipt of notice as set forth in Sections 22.3(c) and (d) subject to the Non-Defaulting Party refunding, with interest, pursuant to Section 9.4, any amounts determined to have been overpaid.

          (g)  For purposes of this Section 22.3:

               (i) "Gains" means the economic benefit (exclusive of Costs), if any, resulting from the termination of the Terminated Transactions, determined in a commercially reasonable manner as calculated in accordance with this Section 22.3;

               (ii) "Losses" means the economic loss (exclusive of Costs), if any, resulting from the termination of the Terminated Transactions, determined in a commercially reasonable manner as calculated in accordance with this Section 22.3;

               (iii) "Costs" means brokerage fees, commissions and other similar transaction costs and expenses reasonably incurred in terminating any specifically related arrangements which replace a Terminated Transaction, transmission and ancillary service costs associated with Terminated Transactions, and reasonable attorneys' fees, if any, incurred in connection

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                                 Original Sheet No. 41
Rate Schedule FERC No. 6

                    with the Non-Defaulting Party enforcing its rights with regard to the Terminated Transactions. The Non-Defaulting Party shall use reasonable efforts to mitigate or eliminate these Costs.

               (iv) In no event, however, shall a Party's Gains, Losses or Costs include any penalties or similar charges imposed by the Non-Defaulting Party.

     22A. DEFAULT IN PAYMENT OF WSPP OPERATING COSTS:

          22A.1 A Party shall be deemed to be in default in payment of its share of WSPP operating costs pursuant to Section 7 of this Agreement, if any, when payment is not received within ten (10) days after receipt of written notice. A default by any Party in such payment obligations shall be cured by payment of all overdue amounts together with interest accrued at the rate of one percent (1%) per month, or the maximum interest rate permitted by law, if any, whichever is less, prorated by days from the due date to the date the payment curing the default is made unless and until the Executive Committee shall determine another rate.

          22A.2 A defaulting Party, which is in default under Section 22.A1, shall be liable for all costs, including costs of collection and reasonable attorney fees, plus interest as provided in Section 22.A1 hereof.

          22A.3 The rights under this Agreement of a Party which is in default of its obligation to pay operating costs under this Agreement for a period of three (3) months or more may be revoked by a vote of the non-defaulting

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission,
Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                            First Revised Sheet No. 42
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 42

               Parties' representatives on the Executive Committee consistent with Section 8.3. The defaulting Party's rights shall not be revoked, however, unless said Party has received at least thirty
               (30) days written notice of the non-defaulting Parties' intent to revoke such rights. Said notice shall state the date on which the revocation of rights shall become effective if the default is not cured and shall state all actions which must be taken or amounts which must be paid to cure the default. This provision allowing the non-defaulting Parties to revoke such rights is in addition to any other remedies provided in this Agreement or at law and shall in no way limit the non-defaulting Parties' ability to seek judicial enforcement of the defaulting Party's obligations to pay its share of the operating costs under this Agreement. Upon the effective date of such revocation of rights, the defaulting party shall not be allowed to enter into any new transactions under this Agreement. The defaulting party under the Agreement and Confirmation(s) shall be required to carry out all obligations that existed prior to the effective date of such revocation. If a defaulting Party's rights under this Agreement have been revoked, the Executive Committee may restore that Party's rights upon the defaulting Party paying all amounts due and owing under this Agreement.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                                Original Sheet No. 42A
Rate Schedule FERC No. 6

          22A.4 Upon revocation of the rights of a defaulting Party under this Agreement, costs of the WSPP hereunder shall be equally shared among the

Issued by: Michael E. Small, General Counsel to       Effective: October 1, 2003
           Western Systems Power Pool
Issued on: August 1, 2003

Western Systems Power Pool                           Second Revised Sheet No. 43
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 43

               remaining Parties. Cost allocation adjustments shall be retroactive to the date of the default.

23.  OTHER AGREEMENTS:

          No provision of this Agreement shall preclude any Party from entering into other agreements or conducting transactions under existing agreements with other Parties or third parties. This Agreement shall not be deemed to modify or change any rights or obligations under any prior contracts or agreements between or among any of the Parties.

24.  GOVERNING LAW:

          This Agreement and any Confirmation shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the conflicts of laws rules thereof. The foregoing notwithstanding, (1) if both the Seller and Purchaser are organized under the laws of Canada, then the laws of the province of the Seller shall govern, or (2) if the Seller or Purchaser is an agency of or part of the United States Government, then the laws of the United States of America shall govern.

25.  JUDGMENTS AND DETERMINATIONS:

          Whenever it is provided in this Agreement that a Party shall be the sole judge of whether, to what extent, or under what conditions it will provide a given service, its exercise of its judgment shall be final and not subject to challenge. Whenever it is provided that (i) a service under a given transaction may be curtailed under certain conditions or circumstances, the existence of which are determined by or in the judgment of a Party, or (ii) the existence of qualifications for membership shall be determined by

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 44
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 44

     the Executive Committee pursuant to Section 16, that Party's or the Executive Committee's determination or exercise of judgment shall be final and not subject to challenge if it is made in good faith and not made arbitrarily or capriciously.

26.  COMPLETE AGREEMENT:

          This Agreement and the Confirmation(s), shall constitute the full and complete agreement of the Parties with respect to a transaction, except as provided under Section 32.4.

27.  CREDITWORTHINESS:

          Should a Party's creditworthiness, financial responsibility, or performance viability become unsatisfactory to the other Party in such other Party's reasonably exercised discretion with regard to any transaction pursuant to this Agreement and any Confirmation, the dissatisfied Party (the "First Party") may require the other Party (the "Second Party") to provide, at the Second Party's option (but subject to the First Party's acceptance based upon reasonably exercised discretion), either (1) the posting of a Letter of Credit, (2) a cash prepayment, (3) the posting of other acceptable collateral or security by the Second Party,
     (4) a Guarantee Agreement executed by a creditworthy entity; or (5) some other mutually agreeable method of satisfying the First Party. The Second Party's obligations under this Section 27 shall be limited to a reasonable estimate of the damages to the First Party

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 45
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 45

     (consistent with Section 22.3 of this Agreement) if the Second Party were to fail to perform its obligations. Events which may trigger the First Party questioning the Second Party's creditworthiness, financial responsibility, or performance viability include, but are not limited to, the following:

     (1) The First Party has knowledge that the Second Party (or its Guarantor if applicable) are failing to perform or defaulting under other contracts.

     (2) The Second Party has exceeded any credit or trading limit set out in any Confirmation or other agreement between the Parties.

     (3) The Second Party or its Guarantor has debt which is rated as investment grade and that debt falls below the investment grade rating by at least one rating agency or is below investment grade and the rating of that debt is downgraded further by at least one rating agency.

     (4) Other material adverse changes in the Second Party's financial condition occur.

     (5) Substantial changes in market prices which materially and adversely impact the Second Party's ability to perform under this Agreement or any Confirmation occur.

          If the Second Party fails to provide such reasonably satisfactory assurances of its ability to perform a transaction hereunder within three
     (3) Business Days of demand therefore, that will be considered an Event of Default under Section 22 of this Agreement and the First Party shall have the right to exercise any of the remedies provided for under

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 46
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 46

     that Section 22. Nothing contained in this Section 27 shall affect any credit agreement or arrangement, if any, between the Parties.

28.  NETTING:

     28.1 Parties shall net payments (associated with transactions under this Agreement and Confirmation(s)) in accordance with Exhibit A, if such Parties have executed the form attached as Exhibit A. The Parties' obligations to net shall include the netting of all payments received by the Parties in the same calendar month. Parties that have executed Exhibit A shall provide a signed copy of

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 47
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 47

          Exhibit A to a representative of the WSPP and to any Party that requests a copy and indicate on the WSPP Homepage that they have executed Exhibit A. If a Party indicated its election to net payments on the WSPP Homepage and that Party desires to withdraw its agreement to net, that Party shall provide at least 30 days notice on the WSPP Homepage of the change in its election to net and also shall provide, concurrent with its withdrawal notice, written notice to all Parties with which it has ongoing transactions or with which it has committed to future transactions under the Agreement at the time of the notice. Any such changes in netting status shall apply beginning at least 30 days after notice required by this Section 28.2 is provided and only shall apply to transactions agreed to beginning on or after the date the change in netting status becomes effective.

     28.2 The Parties may by separate agreement either through a Confirmation or some other agreement set out specific terms relating to the implementation of the netting in addition to or in lieu of Exhibit A.

     28.3 Each Party reserves to itself all rights, set offs, counterclaims, and other remedies and defenses (to the extent not expressly herein waived or denied) which such Party has or may be entitled to arising from or out of this Agreement and any applicable Confirmation.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           First Revised Sheet No. 47A
Rate Schedule FERC No. 6                      Superseding Original Sheet No. 47A

29.  TAXES:

          The Contract Price for all transactions under this Agreement shall include full reimbursement for, and the Seller is liable for and shall pay, or cause to be paid, or reimburse the Purchaser for if the Purchaser has paid, all taxes applicable to a transaction that arise prior to the delivery point. If the Purchaser is required to remit such tax, the amount shall be deducted from any sums due to the Seller. The Seller shall indemnify,

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            First Revised Sheet No. 48
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 48

     defend, and hold harmless the Purchaser from any claims for such taxes. The Contract Price does not include reimbursement for, and the Purchaser is liable for and shall pay, cause to be paid, or reimburse the Seller for if the Seller has paid, all taxes applicable to a transaction arising at and from the delivery point, including any taxes imposed or collected by a taxing authority with jurisdiction over the Purchaser. The Purchaser shall indemnify, defend, and hold harmless the Seller from any claims for such taxes. Either Party, upon written request of the other Party, shall provide a certificate of exemption or other reasonably satisfactory evidence of exemption if either Party is exempt from taxes, and shall use reasonable efforts to obtain and cooperate with the other Party in obtaining any exemption from or reduction of any tax. Taxes are any amounts imposed by a taxing authority associated with the transaction.

30.  CONFIDENTIALITY:

     30.1 The terms of any transaction under this Agreement or any other information exchanged by the Purchaser and Seller relating to the transaction shall not be disclosed to any person not employed or retained by the Purchaser or the Seller or their affiliates, except to the extent disclosure is (1) required by law, (2) reasonably deemed by the disclosing Party to be required to be disclosed in connection with a dispute between or among the Parties, or the defense of any litigation or dispute, (3) otherwise permitted by consent of the other Party, which consent shall not be unreasonably withheld, (4) required to be

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2004
           Western Systems Power Pool
Issued on: November 19, 2003

Western Systems Power Pool                                Original Sheet No. 48A
Rate Schedule FERC No. 6

          made in connection with regulatory proceedings (including proceedings relating to FERC, the United States Securities and Exchange Commission or any other

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2004
           Western Systems Power Pool
Issued on: November 19, 2003

Western Systems Power Pool                            First Revised Sheet No. 49
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 49

          federal, state or provincial regulatory agency); (5) required to comply with North American Electric Reliability Organization, regional reliability council, or successor organization requirements; (6) necessary to obtain transmission service; or (7) to a developer of an index of electric power prices in accordance with Section 30.2. In the event disclosure is made pursuant to this provision, the Parties shall use reasonable efforts to minimize the scope of any disclosure and have the recipients maintain the confidentiality of any documents or confidential information covered by this provision, including, if appropriate, seeking a protective order or similar mechanism in connection with any disclosure. This provision shall not apply to any information that was or is hereafter in the public domain (except as a result of a breach of this provision).

     30.2 A Party may disclose the terms of transactions under this Agreement, excluding the identities of parties, to any developer of any index of electric power prices without violation of the confidentiality obligations under Section 30.1 if: (1) the disclosing Party and the index developer have entered into a written agreement, prior to the disclosure, under which the developer has agreed to use the information solely for the development of an index of electric power prices for publication and not for any other purpose; and (2) the index with respect to which disclosure is made is an aggregation of terms of transactions and does not identify terms of single transactions or the identities of parties to transactions.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2004
           Western Systems Power Pool
Issued on: November 19, 2003

Western Systems Power Pool                          Second Revised Sheet No. 49A
Rate Schedule FERC No. 6                 Superseding First Revised Sheet No. 49A

31.  TRANSMISSION TARIFF:

          Pursuant to FERC Order No. 888, issued on April 24, 1996, and FERC orders where applicable, the WSPP Default Transmission Tariff has been filed and has become effective. The Parties agree to be bound by the terms of that Tariff for so long as they are Western Systems Power Pool members.

32.  TRANSACTION SPECIFIC TERMS AND ORAL AGREEMENTS:

     32.1 General

          32.1.1 The terms of a transaction which constitute the Confirmation shall be made by one of the following methods: (1) a statement of specific terms in a written Confirmation (see Exhibit C for a sample); or (2) subject to the limitations stated in Sections
               32.2 and 32.3, electronically recorded oral conversation.

Issued by: Michael E. Small, General Counsel to     Effective: September 1, 2005
           Western Systems Power Pool
Issued on: June 29, 2005

Western Systems Power Pool                           Fourth Revised Sheet No. 50
Rate Schedule FERC No. 6                  Superseding Third Revised Sheet No. 50


Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                          Third Revised  Sheet No. 50A
Rate Schedule FERC No. 6                Superseding Second Revised Sheet No. 50A


Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 51
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 51

          32.1.2 Pursuant to the provisions of this Section 32, the Parties to a transaction under this Agreement may agree to modify any term of this Agreement (other than provisions regarding the operation of the WSPP as an organization including Sections 7 and 8) which applies to such transaction, such agreement to be stated in a Confirmation or Confirmations.

     32.2 Process For Confirming Standard Confirmation Provisions.

          32.2.1 Confirmation of Standard Confirmation Provisions For Transactions of Less Than One Week in Duration.

               Confirmation for Standard Confirmation Provisions applicable to transactions of less than one week in duration may be through an electronically recorded oral conversation, a written Confirmation executed by both Parties, or a Confirmation not executed by both Parties but which is binding under Section 32.2.3. Notwithstanding the foregoing sentence, with respect to a transaction of less than one week in duration as agreed in an electronically recorded conversation and that commences within one week of that conversation, a written Confirmation document under Section 32.2.3 shall have no effect unless it is executed by both Parties.

          32.2.2 Standard Confirmation Provisions For Transactions of One Week or More in Duration.

Issued by: Michael E. Small, General Counsel to     Effective: September 1, 2005
           Western Systems Power Pool
Issued on: June 29, 2005

Western Systems Power Pool                                Original Sheet No. 51A
Rate Schedule FERC No. 6

               Written confirmation shall be required for all Standard Confirmation Provisions for transactions of one week or more in duration. Such written confirmation may be made by a written Confirmation executed by both Parties or a Confirmation not executed by both Parties but which is binding under Section 32.2.3.

          32.2.3 Written Confirmation Process for Standard Confirmation Provisions. The Seller shall provide a proposed written Confirmation which must be received by the Purchaser within five Business Days of the date of the agreement to the transaction. The Purchaser shall have five Business Days from date of receipt to accept or propose modifications to the proposed confirmation. If the Purchaser does not respond within that time period, the Seller's proposed written confirmation shall be considered as accepted and shall be the final Confirmation. If the Seller fails to provide a proposed written Confirmation within the five Business Days period, then, within the immediately subsequent five Business Days, the Purchaser may submit a proposed written Confirmation to the Seller. The Seller shall then have five Business Days from date of receipt to accept or propose modifications to the proposed confirmation. If the Seller does not respond within that time period, the Purchaser's written confirmation shall be considered as accepted and shall be the final Confirmation.

     32.3 Process for Confirming Non-Standard Confirmation Provisions.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           First Revised Sheet No. 51B
Rate Schedule FERC No. 6                      Superseding Original Sheet No. 51B

          32.3.1 Non-Standard Confirmation Provisions for Transactions of Less Than One Week in Duration. Confirmation for Non-Standard Confirmation Provisions for a transaction of less than one week in duration only may be through: (i) an electronically recorded oral conversation; or (ii) in a written Confirmation executed by both Parties.

          32.3.2 Non-Standard Confirmation Provisions for Transactions of One Week or More in Duration. Confirmation for Non-Standard Confirmation Provisions for transactions of one week or more only shall be through a written Confirmation executed by both Parties.

          32.3.3 WSPP Agreement is a Default Agreement.

               If the Parties to a transaction (i) do not reach agreement on any proposed Non-Standard Confirmation Provision and (ii) do not confirm it under Section 32.3.1 or 32.3.2, as applicable, then the term or terms of the Agreement, which the Parties could not reach agreement to modify or change or which are not considered modified pursuant to this Section 32.3, shall apply to the transaction.

     32.4 Prior Discussions And Statements

          32.4.1 A Confirmation under Section 32.2 and/or 32.3, shall, together with this Agreement, be an integrated contract with respect to the transaction, shall supercede all discussions and negotiations with respect thereto, and are intended by the Parties as a final expression of their agreement with respect to such terms as are included therein and may not be contradicted by evidence of any prior

Issued by: Michael E. Small, General Counsel to     Effective: September 1, 2005
           Western Systems Power Pool
Issued on: June 29, 2005

Western Systems Power Pool                           First Revised Sheet No. 51C
Rate Schedule FERC No. 6                      Superseding Original Sheet No. 51C

               agreement unless there is clear and convincing evidence of a mutual mistake in the Confirmation.

          32.4.2 Notwithstanding any provision in this Agreement (including Sections 32.3.2 and 32.4.1), until the Confirmation has become final in accordance with Sections 32.2 and/or 32.3 for a transaction, any oral agreement of the Parties relating to such transaction shall remain valid and binding.

     32.5 The Parties agree not to contest, or assert any defense with respect to, the validity or enforceability of any agreement to the terms concerning a specific transaction, on the basis that documentation of such terms fails to comply with the requirements of any statute that agreements be written or signed. Each Party consents to the recording by the other Party, without any further notice, of telephone conversations between representatives of the Parties, which contain agreements to or discussion concerning the terms of a specific transaction. All such recordings may be introduced and admitted into evidence for the purpose of proving agreements to terms, and any objection to such introduction or admission for such purpose is hereby expressly waived.

Issued by: Michael E. Small, General Counsel to     Effective: September 1, 2005
           Western Systems Power Pool
Issued on: June 29, 2005

Western Systems Power Pool                            Third Revised Sheet No. 52
Rate Schedule FERC No. 6                 Superseding Second Revised Sheet No. 52

     32.6 In the event of a conflict between a binding and effective Confirmation and this Agreement, the Confirmation shall govern.

     32.7 The Seller shall not be required to file any Confirmation with FERC except as provided in the Service Schedules.

     32.8 Other Products and Service Levels: The Parties may apply this Agreement and make a Confirmation with respect to a product/service level defined under any other document or form of agreement (e.g., the California ISO tariff, the ERCOT agreement or the EEI agreement). The confirmation process set forth in Section 32.3 shall apply to any such Confirmation. Unless the Parties expressly state and agree that all the terms and conditions of such other agreement will apply to any such transaction consistent with Section 32.3, the transaction shall be subject to all the terms of this Agreement, except that (1) all service level/product definitions, (2) force majeure/uncontrollable force definitions, and (3) other terms as mutually agreed shall have the meaning

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           First Revised Sheet No. 52A
Rate Schedule FERC No. 6                      Superseding Original Sheet No. 52A

          ascribed to them in the different agreement or in the applicable Confirmation.

     32.9 Written confirmation pursuant to this Section 32 may be provided in electronic format, such as e-mail, so long as the Parties to the affected transaction have agreed on the procedures and format for doing so.

     32.10 The Parties may agree to modify terms of this Agreement for more than one transaction pursuant to a separate written agreement (a "master confirmation agreement"), which agreement shall be considered part of each Confirmation between the Parties and shall apply to all transactions entered into between the two Parties unless the Parties specifically agree to override such changes for a particular transaction consistent with the procedure in Section 32.2 or 32.3, whichever is applicable.

33.  PERFORMANCE, TITLE, AND WARRANTIES FOR TRANSACTIONS UNDER SERVICE
     SCHEDULES:

     33.1 Performance

          33.1.1 The Seller shall deliver to the delivery point(s) as agreed to in the applicable Confirmation and sell to the Purchaser in accordance with the terms of the Agreement and such Confirmation.

          33.1.2 The Purchaser shall receive and purchase the Contract Quantity, as agreed to by the Parties in the applicable Confirmation, at the delivery point(s) and purchase from the Seller in accordance with the terms of the Agreement and such Confirmation.

     33.2 Title and Risk of Loss

               Title to and risk of loss of the electric energy shall pass from the Seller to the Purchaser at the delivery point agreed to in the Confirmation; provided, however, with regard to federal agencies or parts of the United States

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 20041

Western Systems Power Pool                            First Revised Sheet No. 53
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 53

          Government, title to and risk of loss shall pass to Purchaser to the extent permitted by and consistent with applicable law.

     33.3 Warranties

               The Seller warrants that it will transfer to the Purchaser good title to the electric energy sold under the Agreement and any Confirmation, free and clear of all liens, claims, and encumbrances arising or attaching prior to the delivery point and that Seller's sale is in compliance with all applicable laws and regulations. THE SELLER HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

34.  DISPUTE RESOLUTION:

     34.1 INFORMAL DISPUTE RESOLUTION

               Before binding dispute resolution or any other form of litigation may proceed, any dispute between the Parties to a transaction under this Agreement first shall be referred to nonbinding mediation except for actions taken pursuant to Section 21.2. The Parties shall attempt to agree upon a mediator from a list of ten (10) candidates provided by the Chairman of the WSPP Operating Committee or his or her designee. If the Parties are unable to agree, then the Chairman or the designee shall appoint a mediator for the dispute. Neither the mediator nor the person involved on behalf of the WSPP in developing a list of mediators for the Parties to choose from or in selecting the

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                                 Original Sheet No. 54
Rate Schedule FERC No. 6

          mediator (if the Parties are unable to do so) shall possess a direct or indirect interest in either Party or the subject matter of the mediation. The WSPP shall establish procedures for the appointment of mediators and the conduct of mediation and those procedures shall apply to the mediation.

     34.2 BINDING DISPUTE RESOLUTION

               The Parties to a dispute may elect binding dispute resolution using the following process unless binding arbitration of certain disputes is required under this Agreement in which event the Parties shall use the process set forth in this Section 34.2 to resolve such disputes, unless the Parties otherwise agree:

          (a) WSPP Dispute Resolution: A Party to a dispute (if binding dispute resolution is required) or all Parties to a dispute (if agreement of the Parties is required for binding dispute resolution) may initiate binding dispute resolution under WSPP procedures by notifying the Chairman of the WSPP Operating Committee or his or her designee. The Chairman or his or her designee shall provide the Parties with a list of ten (10) eligible arbitrators. Within ten (10) days of receiving the list, the Parties shall agree on a single arbitrator from the list to conduct the arbitration, or notify the Chairman of the Operating Committee or the designee of their inability to reach agreement. If notified of the Parties inability to reach agreement, then the Chairman or the designee shall choose the arbitrator from the list within five (5) days. Neither the arbitrator nor the person

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                            First Revised Sheet No. 55
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 55

               involved on behalf of the WSPP in developing a list of arbitrators for the Parties to choose from or in selecting the arbitrator (if the Parties are unable to do so) shall possess a direct or indirect interest in either Party or the subject matter of the arbitration. The Procedures to be used for this arbitration shall follow the arbitration procedures which shall be developed and maintained by the WSPP and the procedures will be generally consistent with the commercial arbitration rules of the American Arbitration Association though not involving the Association.

               If the Parties agree to binding dispute resolution under this
          Section 34.2, each Party understands that it will not be able to bring a lawsuit concerning any dispute that may arise which is covered by this arbitration provision. Notwithstanding the foregoing, nothing herein is intended to waive any provision of the Federal Arbitration Act, 9 U.S.C. Section 1, et. seq., or any right under state statute or common law to challenge an arbitration award or to prevent any action to enforce any arbitration award.

               A Party's liability and damages under any arbitration award resulting from the process set forth in this Section 34.2 shall be limited as provided in this Agreement or in any Confirmation.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            First Revised Sheet No. 56
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 56

     34.3 COSTS

               Each Party shall be responsible for its own costs and those of its counsel and representatives. The Parties shall equally divide the costs of the arbitrator or mediator and the hearing.

     34.4 CONFIDENTIALITY

               Any arbitration or mediation under this Section 34 shall be conducted on a confidential basis and not disclosed, including any documents or results which shall be considered confidential, unless the Parties otherwise agree or such disclosure is required by law.

35.  FORWARD CONTRACTS:

          The Parties acknowledge and agree that all transactions under the Agreement and Confirmation(s) are forward contracts and that the Parties are forward contract merchants, as those terms are used in the United States Bankruptcy Code. The Parties acknowledge and agree that all of their transactions, together with this Agreement and the related Confirmation(s) form a single, integrated agreement, and agreements and transactions are entered into in reliance on the fact that the agreements and each transaction form a single agreement between the Parties.

36.  TRADE OPTION EXCEPTION

          The Parties intend that any Physically Settled Option under this Agreement shall qualify under the trade option exception, 17 C.F.R. Section
     32.4. Accordingly, each Party buying or selling a Physically Settled Option agrees and warrants that any such option

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            First Revised Sheet No. 57
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 57

     shall be offered only to a provider, user, or merchant and that the entities entering into the options are doing so solely for purposes related to their business.

37.  ADDITIONAL REPRESENTATIONS AND WARRANTIES:

          Each Party warrants and represents to the other(s) that it possesses the necessary corporate, governmental and legal authority, right and power to enter into and agree to the applicable Confirmation for a transaction or transactions and to perform each and every duty imposed, and that the Parties' agreement to buy and sell power under this Agreement and the Confirmation represents a contract. Each Party also warrants and represents to the other(s) that each of its representatives executing or agreeing through a Confirmation to a transaction under this Agreement is authorized to act on its behalf.

          Each Party further warrants and represents that entering into this Agreement and any applicable Confirmation does not violate or conflict with its Charter, By-laws or comparable constituent document, any law applicable to it, any order or judgment of any court or other agency of government applicable to it or any agreement to which it is a party and that this Agreement and applicable Confirmation, constitute a legal, valid and binding obligation enforceable against such Party in accordance with the terms of such agreements.

          Each Party also represents that it is solvent and that on each delivery this representation shall be deemed renewed unless notice to the contrary is given in writing by the Purchaser to the Seller before delivery.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           Second Revised Sheet No. 58
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 58

38.  FLOATING PRICES:

     38.1 In the event the Parties intend that the price for a transaction is to be based on an index, exchange or any other kind of variable reference price (such price being a "Floating Price"), the Parties shall specify the "Floating Price" to be used to calculate the amounts in a Confirmation due Seller for that transaction.

     38.2 Market Disruption. If a Market Disruption Event has occurred and is continuing during the Determination Period, the Floating Price for the affected Trading Day shall be determined as follows. The Parties shall negotiate in good faith to agree on a Floating Price (or a method for determining a Floating Price) for the affected Trading Day. If the Parties have not so agreed on or before the twelfth Business Day following the first Trading Day on which the Market Disruption Event occurred or existed, then the Floating Price shall be determined in good faith by the Parties based upon (1) quotes from Dealers in energy contracts; and/or (2) quotes from Brokers in energy contracts. Each Party may obtain up to a maximum of four quotes which must be provided to the other Party no later than twenty-two Business Days following the first Business Day on which the Market Disruption Event occurred or existed. These quotes shall reflect transacted prices. The Floating Price for the affected Trading Day shall equal a simple average of the quotes obtained and provided by the Parties consistent with the provisions of this Section 38. Each Party providing quote(s) to the other Party also shall

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                                Original Sheet No. 58A
Rate Schedule FERC No. 6

          identify to that other Party the Dealer(s) and/or the Broker(s) who provided each of the quotes to allow verification.

          "Determination Period" means each calendar month during the term of the relevant transaction; provided that if the term of the transaction is less than one calendar month the Determination Period shall be the term of the transaction.

          "Market Disruption Event" means, with respect to an index, any of the following events (the existence of which shall be determined in good faith by the Parties): (a) the failure of the index to announce or publish information necessary for determining the Floating Price; (b) the failure of trading to commence or the permanent discontinuation or material suspension of trading in the relevant options contract or commodity on the exchange or market acting as the index; (c) the temporary or permanent discontinuance or unavailability of the index;
          (d) the temporary or permanent closing of any exchange acting as the index; or (e) a material change in the formula for or the method of determining the Floating Price.

          "Trading Day" means a day in respect of which the relevant price source published the relevant price or would have published the relevant price but for the Market Disruption Event.

     38.3 Calculation of Floating Price. For the purposes of the calculation of a Floating Price, all numbers shall be rounded to three (3) decimal places. If the fourth (4th) decimal number is five (5) or greater, then the third (3rd) decimal number shall be

Issued by: Michael E. Small, General Counsel to         Effective: March 1, 2002
           Western Systems Power Pool
Issued on: December 21, 2001

Western Systems Power Pool                          Second Revised Sheet No. 58B
Rate Schedule FERC No. 6                 Superseding First Revised Sheet No. 58B

          increased by one (1), and if the fourth (4th) decimal number is less than five (5), then the third (3rd) decimal number shall remain unchanged.

     38.4 Corrections. For the purposes of determining the relevant prices for any day, if the price published or announced on a given day and used or to be used to determine the relevant price is subsequently corrected and the correction is published or announced by the person responsible for that publication or announcement, either Party may notify the other Party of (i) that correction and (ii) the amount (if any) that is payable as a result of that correction. If a Party gives notice that an amount is so payable, the Party that originally either received or retained such amount will pay such amount consistent with the provisions of this Section 38.4. The amount that is payable as a result of the correction shall be included in the billing cycle in which the notice of the correction is provided.

39.  AMENDMENT:

     39.1 This Agreement may be amended upon the submission to FERC and acceptance by FERC of that amendment. The effective date of the amendment shall be the date on which FERC allows the amendment to become effective; provided, however, if the FERC orders a hearing on a filing under Section 205 of the Federal Power Act proposing an amendment to this Agreement, the amendment as it may be revised by the FERC shall not become effective until the FERC issues its final order (i.e. its order on rehearing before any judicial review) on the amendment. The Parties through the Executive Committee shall direct the filing of any amendments. The Parties to this Agreement agree to bound by this Agreement as it may be amended, provided that the Parties possess the right to challenge any amendments at FERC and to exercise any applicable withdrawal rights under this Agreement.

     39.2 Unless otherwise stated in the amendment, all amendments shall apply only to new transactions entered into or agreed to on or after the effective date of the amendment. Preexisting agreements and transactions shall operate under the

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                           First Revised Sheet No. 58C
Rate Schedule FERC No. 6                      Superseding Original Sheet No. 58C

          version of the WSPP Agreement effective at the time of the agreement for the transaction unless the Parties to a transaction or transactions mutually agree otherwise.

     39.3 An agreement modifying this Agreement or a Confirmation for a transaction needs no consideration to be binding.

40.  EXECUTION BY COUNTERPARTS:

          This Agreement may be executed in any number of counterparts, and upon execution by all Parties, each executed counterpart shall have the same force and effect as

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            First Revised Sheet No. 59
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 59

     an original instrument and as if all Parties had signed the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.

41.  WITNESS:

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative as of the 27th day of July, 1991 (or as of the date of execution of this Agreement by each Party's duly authorized representation, in the case of any Party that becomes a signatory to this Agreement subsequent to July 27, 1991).


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Issued by: Michael E. Small, General Counsel to         Effective: March 1, 2002
           Western Systems Power Pool
Issued on: December 21, 2001

Western Systems Power Pool                            First Revised Sheet No. 60
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 60

                                    EXHIBIT A

                        NETTING [NOTE - NEED AMENDMENT.]

     Each Party that executes this Exhibit A to the Agreement agrees to net payments for transactions under the WSPP Agreement and the applicable Confirmation(s) with any other Party or Parties which also have agreed to net payments by executing a copy of this Exhibit A. The Party executing this Exhibit A shall indicate below when it desires that its agreement to net becomes effective. A Party agreeing to net under this Exhibit A shall comply with the provisions of Section 28.2 of the Agreement. Defined terms used herein are as defined in the WSPP Agreement. Netting shall be done in accordance with the following provision:

          If the Purchaser and Seller are each required to pay an amount on the payment due date in the same month for transactions under the Agreement and Confirmation(s), then such amounts with respect to each Party will be aggregated and the Parties will discharge their obligations to pay through netting, in which case the Party owing the greater aggregate amount will pay to the other party the difference between the amounts owed consistent with the payment times in Section
          9.2 of the Agreement, unless the Parties have otherwise agreed to a different payment time as allowed by the Agreement. Each Party reserves to itself all rights, set-offs, counterclaims and other remedies and/or defenses to which it is or may be entitled, arising from or out of the Agreement. All outstanding payments between the Parties which are to be netted pursuant to this Exhibit A for transactions under WSPP Agreement and the applicable Confirmation(s) shall be offset against each other or set off or recouped therefrom.

-------------------------------------   ----------------------------------------
Name of Authorized Representative       Effective Date for Netting

-------------------------------------
Name of WSPP Member


-------------------------------------   ----------------------------------------
Signature of Authorized                 Date of Execution
Representative

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            First Revised Sheet No. 61
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 61

       [WSPP SAMPLE FORM - PARTIES ARE FREE TO USE THIS OR DISREGARD IT.]

                                    EXHIBIT B

FORM OF COUNTERPARTY GUARANTEE AGREEMENT

     This Guarantee Agreement (this "Guarantee"), dated, as of [__________], 199[__], is made and entered into by [_____________], a [__________] corporation
("Guarantor").

                                   WITNESSETH:

     WHEREAS, [___________________] (the "Company") may enter into transactions involving power sales under the Western Systems Power Pool ("WSPP Agreement") and related Confirmation(s)(1) (collectively "Agreements") with [Company Name] ("Guaranteed Party"); and

     WHEREAS, Guarantor will directly or indirectly benefit from the Agreements.

     NOW THEREFORE, in consideration of the Guaranteed Party agreeing to conduct business with Company, Guarantor hereby covenants and agrees as follows:

     1. GUARANTY. Subject to the provisions hereof, Guarantor hereby irrevocably and unconditionally guarantees the timely payment when due of the obligations of Company (the "Obligations") to the Guaranteed Party in accordance with the Agreements. If Company fails to pay any Obligations, Guarantor shall promptly pay to the Guaranteed Party no later than the next Business Day (as defined in the WSPP Agreement), after notification, the amount due in the same currency and manner provided for in the Agreements. This Guarantee shall constitute a guarantee of payment and not of collection. Guarantor shall have no right of subrogation with respect to any payments it makes under this Guarantee until all of the Obligations of Company to the Guaranteed Party are paid in full. The liability of Guarantor under the Guarantee shall be subject to the following:

          (a) Guarantor's liability hereunder shall be and is specifically limited to payments expressly required to be made in accordance with the Agreements (even if such payments are deemed to be damages) and, except to the extent specifically provided in the Agreements, in no event shall Guarantor be subject hereunder to consequential, exemplary, equitable, loss of profits, punitive, tort, or any other even if such fees together with the payments

----------
(1)

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                                 Original Sheet No. 62
Rate Schedule FERC No. 6

exceed the cap in Section 1(b), damages, costs, except that Guarantor shall be required to pay reasonable attorney fees.

          (b) The aggregate liability of the Guarantor shall not exceed [_____] Million U.S. Dollars [___________].

     2. DEMANDS AND NOTICE. If Company fails or refuses to pay any Obligations, the Guaranteed Party may make a demand upon Guarantor (hereinafter referred to as a "Payment Demand"). A Payment Demand shall be in writing and shall reasonably and briefly specify in what manner and what amount Company has failed to pay and an explanation of why such payment is due, with a specific statement that the Guaranteed Party is calling upon Guarantor to pay under this Guarantee. A Payment Demand satisfying the foregoing requirements shall be deemed sufficient notice to Guarantor that it must pay the Obligations. A single written Payment Demand shall be effective as to any specific default during the continuance of such default, until Company or Guarantor has cured such default, and additional Payment Demands concerning such default shall not be required until such default is cured.

     3. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that:

          (a) it is a corporation duly organized and validly existing under the laws of the State of [_____________] and has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Guarantee;

          (b) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guarantee; and

          (c) this Guarantee constitutes a valid and legally binding agreement of Guarantor enforceable against Guarantor in accordance with its terms, except as the enforceability of this Guarantee may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

     4. EFFECT OF BANKRUPTCY BY COMPANY. The Guarantor's obligation to pay under this Guarantee shall not be affected in any way by the institution with respect to the Company of a bankruptcy, reorganization, moratorium or similar insolvency proceeding or other relief under any bankruptcy or insolvency law affecting creditor's rights or a petition for the Company's winding-up or liquidation.

     5. AMENDMENT. No term or provision of this Guarantee shall be amended, modified, altered, waived, or supplemented except in a writing signed by the Guarantor and Guaranteed Party hereto.

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                                 Original Sheet No. 63
Rate Schedule FERC No. 6

     6. WAIVERS. Guarantor hereby waives (a) notice of acceptance of this Guarantee; (b) presentment and demand concerning the liabilities of Guarantor, except as expressly hereinabove set forth; and (c) any right to require that any action or proceeding be brought against Company or any other person, or except as expressly hereinabove set forth, to require that the Guaranteed Party seek enforcement of any performance against Company or any other person, prior to any action against Guarantor under the terms hereof.

     Except as to applicable statutes of limitation, no delay of the Guaranteed Party in the exercise of, or failure to exercise, any rights hereunder shall operate as a waiver of such rights, a waiver of any other rights or a release of Guarantor from any obligations hereunder.

     Guarantor consents to the renewal, compromise, extension, acceleration or other changes in the time of payment of or other changes in the terms of the Obligations, or any part thereof or any changes or modifications to the terms of the Agreements.

     Guarantor may terminate this Guarantee by providing written notice of such termination to the Guaranteed Party and upon the effectiveness of such termination, Guarantor shall have no further liability hereunder, except as provided in the last sentence of this paragraph. No such termination shall be effective until fifteen (15) Business Days after receipt by the Guaranteed Party of such termination notice. No such termination shall affect Guarantor's liability with respect to any obligations arising under any transaction entered into prior to the time the termination is effective, which transaction shall remain guaranteed pursuant to the terms of this Guarantee.

     7. ASSIGNMENT. The Guarantor shall not assign this Guarantee without the express written consent of the Guaranteed Party. The Guaranteed Party shall be entitled to assign its rights under this Agreement in its sole discretion.

     8. NOTICE. Any Payment Demand, to the Guaranteed Party or the Guarantor notice, request, instruction, correspondence or other document to be given hereunder by any party to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by telegram or telecopier, as follows:

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                                 Original Sheet No. 64
Rate Schedule FERC No. 6

     To [Name of Guaranteed Party] ____________________________

                         _______________________________

                         _______________________________

                         Attn: _________________________

                         Fax No.: (___) ________________

     To Guarantor: _____________________________________

                          ______________________________

                          ______________________________

                          Attn: ________________________

                          Fax No.: (___) _______________

     Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by telegram or telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving notice as provided above of such change of address.

     8. MISCELLANEOUS. THIS GUARANTEE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF [State], WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. This Guarantee shall be binding upon Guarantor, its successors and assigns and inure to the benefit of and be enforceable by the Guaranteed Party, its successors and assigns. The Guarantee embodies the entire agreement and understanding between Guarantor and the Guaranteed Party and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Guarantee are for purposes of reference only, and shall not affect the meaning hereof. This Guarantee may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

EXECUTED as of the day and year first above written.

                                        [____________________________]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                           Second Revised Sheet No. 65
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 65

                                    EXHIBIT C
                          SAMPLE FORM FOR CONFIRMATION

1.   TRANSACTION SPECIFIC AGREEMENTS

          The undersigned Parties agree to sell and purchase electric energy, or a Physically-Settled Option, pursuant to the WSPP Agreement as it is supplemented and modified below:

     (a)  Seller: __________________________________

     (b)  Purchaser: __________________________________

     (c)  Period of Delivery: From __\__\__ To __\__\__

     (d)  Schedule (Days and Hours): __________________

     (e)  Delivery Rate:_______________________________

     (f)  Delivery Point(s): __________________________

     (g)  Type of Service (Check as Applicable)

               Service Schedule A _________

               Service Schedule B _________

               Service Schedule C _________

               Physically-Settled Option Service Schedule B ______

               Physically-Settled Option Service Schedule C ______

               Other products per Section 32.6 _________________ [DESCRIBE PRODUCT]

     (h)  Contract Quantity: ________ Total MWhrs.

     (i)  Contract or Strike Price: _____________________

     (j)  Transmission Path for the Transaction (If Applicable): _____________

     (k)  Date of Agreement if different: _____________

     (l)  Additional Information for Physically-Settled Options

          (i)  Option Type: Put __________ Call ______________

          (ii) Option Style: __________

          (iii) Exercise Date or Period: __________

          (iv) Premium: __________

          (v)  Premium Payment Date: _________

          (vi) Method for providing notice of exercise ________________________

     (m)  Special Terms and Exceptions:
          See Attachment A

[Special Terms and Exceptions shall be shown on an Attachment to this Confirmation.]

____________________________   _________________________
Name of Trader for Purchaser   Name of Trader for Seller

Issued by: Michael E. Small, General Counsel to         Effective: March 1, 2002
           Western Systems Power Pool
Issued on: December 21, 2001

Western Systems Power Pool                                 Original Sheet No. 66
Rate Schedule FERC No. 6


-------------------------------------   ----------------------------------------
Authorized Signature for                Authorized Signature
Purchaser                               for Seller

-------------------------------------   ----------------------------------------
Date                                    Date

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                                 Original Sheet No. 67
Rate Schedule FERC No. 6

                                    EXHIBIT D

                    WSPP MEDIATION AND ARBITRATION PROCEDURES

I.   MEDIATION

     A. INFORMAL MEDIATION. WSPP members with a dispute or a potential dispute involving transactions under the WSPP Agreement may request non-binding, informal mediation by contacting the WSPP's General Counsel and by providing a brief explanation in writing of the dispute and the remedy being sought. All parties to the dispute must request this Informal Mediation for it to become effective. After this contact, a telephonic conference call will be arranged among the affected WSPP members and the WSPP's General Counsel, the Chairman of the Operating Committee, and/or some other independent and knowledgeable person requested by the Chairman of the Operating Committee to participate. The purpose of the conference call will be to discuss the issues and to have an independent person or persons state their views. Best efforts will be made to set up this conference call within five Business Days after the WSPP's General Counsel is contacted subject to accommodating the schedules of all involved. This Informal Mediation shall be considered as satisfying the Mediation requirements of Section 34.1 of the WSPP Agreement.

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                                 Original Sheet No. 68
Rate Schedule FERC No. 6

     B. INITIATING FORMAL MEDIATION. A WSPP member which believes that it possesses a claim against another WSPP member relating to a WSPP transaction, which is unable to resolve the dispute through agreement with the other member to the transaction, and which desires to pursue that claim shall initiate non-binding formal mediation pursuant to
          Section 34.1 of the WSPP Agreement. The member initiating such mediation shall do so by Serving written notice to the Chairman of the WSPP Operating Committee, the WSPP's General Counsel, and the other members against which the claim is directed. Such notice shall state the nature of the dispute, the remedy sought, and support the claim.

     C. RESPONSE TO DOCUMENT INITIATING FORMAL MEDIATION. Within eight days, the member or members against which the claim is directed may provide a response to the notice which shall be Served on the member which initiated the Mediation, the Chairman of the WSPP's Operating Committee, and the WSPP's General Counsel.

     D. CHOOSING THE MEDIATOR. The Mediator shall be chosen in accordance with the procedures set forth in Section 34.1 of the WSPP Agreement. Each Party may suggest persons to be included on the list of Mediators to be presented to the Parties provided that these suggested persons shall be provided to the WSPP Representative together with relevant personal histories within two Business Days

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                                 Original Sheet No. 69
Rate Schedule FERC No. 6

          of the date by which time the list of Mediators is to be sent out. The WSPP Representative shall allow at least one person suggested by each Party to be added to the list of Mediators. A brief personal history of each person on the list of potential mediators shall be provided to the Parties, with that history showing the person's employment over the last five years and any other relevant facts. The WSPP Representative shall provide the Parties with the list of Mediators within five days of receipt of notice of the dispute. The Parties then shall have five days in which to reach agreement on a Mediator or inform the WSPP Representative that they were unable to reach agreement in which event the WSPP Representative shall appoint the Mediator consistent with Section 34.1 of the WSPP Agreement. Upon request of the Parties for expedition, the WSPP Representative shall use best efforts to expedite this process.

     E. LOCATION FOR THE FORMAL MEDIATION. The Parties shall agree on a location for the Mediation. If the Parties fail to reach agreement, then the WSPP Representative shall set the location which shall be convenient for the Parties and the Mediator.

     F. TIME FOR THE FORMAL MEDIATION. The Parties shall agree on the time for the Mediation after consultation with the Mediator if one has been appointed. If the Parties fail to reach agreement, then the WSPP Representative shall set the time

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                                 Original Sheet No. 70
Rate Schedule FERC No. 6

          which shall not be more than twenty-one days after the notice initiating the Mediation is received after consultation with the Parties and any Mediator.

     G. CONDUCT OF THE FORMAL MEDIATION. The Mediator shall have the ability to conduct the Mediation in any manner which the Mediator believes is appropriate to facilitate resolution of the dispute. Each Party shall have at least one representative with the authority to settle the dispute present at the Mediation. The Mediation shall be private and confidential and the Mediator shall have the authority to exclude any person not directly involved unless the Parties agree otherwise in writing. At the Mediation, each Party shall have the right to make a brief presentation of its case and to question the other Party. Each Party also may be represented by counsel.

     H. REPLACEMENT OF THE MEDIATOR. If the Mediator resigns, withdraws or is no longer able to serve, then the Parties shall have two Business Days in which to agree on a new Mediator. If the Parties are unable to agree within such time, the WSPP Representative shall appoint a replacement Mediator from the list used to select the first Mediator within two Business Days after being notified that the Parties are unable to agree. The dates and deadlines in this section may require modification if the mediator is replaced. Any extensions shall be as limited as possible.

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                                 Original Sheet No. 71
Rate Schedule FERC No. 6

II.  ARBITRATION

     A. INITIATING ARBITRATION. A WSPP member which initiates Arbitration pursuant to Section 34.2 of the WSPP Agreement shall do so by Serving the Chairman of the WSPP Operating Committee, the WSPP General Counsel and the members against which the claim is directed with written notice of its demand for arbitration. Such notice shall state the nature of the dispute, the remedy sought, and support the claim.

     B. RESPONSE. Within ten days of receipt of the notice, any member or members against which the claim is directed may provide a response to the notice. Such response must include any counterclaims which the member believes are appropriate. If a counterclaim is submitted, then the member which submitted the notice may respond to the counterclaim within ten days of receipt. All such responses shall be Served on the Parties, the Chairman of the WSPP Operating Committee, and the WSPP General Counsel.

     C. CHOOSING THE ARBITRATOR. The Arbitrator shall be chosen in accordance with the procedures set forth in Section 34.2 of the WSPP Agreement. Each Party may suggest persons to be included on the list of Arbitrators to be presented to the Parties provided that these suggested persons are provided to the WSPP Representative together with relevant personal histories within two business days

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                                 Original Sheet No. 72
Rate Schedule FERC No. 6

          of the date by which time the list of Arbitrators is to be sent out. The WSPP Representative shall allow at least one person suggested by each Party to be added to the list of potential Arbitrators. A brief personal history of each person on the list of potential Arbitrators shall be provided to the Parties, with that history showing the person's employment over the last five years and any other relevant facts. The WSPP Representative shall provide the Parties with the list of Arbitrators within seven days of receipt of notice of the request for Arbitration. The Parties then shall have ten days in which to reach agreement on the Arbitrator or to inform the WSPP Representative that they were unable to reach agreement in which event the WSPP Representative shall appoint the Arbitrator consistent with Section
          34.2 of the Agreement. Upon request of the Parties for expedition, the WSPP Representative shall use best efforts to cause this process to be expedited.

     D. LOCATION FOR THE ARBITRATION. The Parties shall agree on a location for the Arbitration. If the Parties fail to reach agreement, then the WSPP Representative shall set the location which shall be convenient for the Parties and the Arbitrator.

     E. TIME FOR THE ARBITRATION. The Parties shall agree on the time for the Arbitration and coordinate that time with the Arbitrator if one has been agreed to or appointed. If the Parties fail to reach agreement, then the WSPP Representative

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                                 Original Sheet No. 73
Rate Schedule FERC No. 6

          shall set the time which shall not be more than 60 days after the notice is received. The WSPP Representative shall set a time after consultation with the Parties and the Arbitrator to check their schedules.

     F. DISCOVERY. After appointment of the Arbitrator, each Party shall be entitled to obtain relevant documents from the other Parties and to take depositions. Each Party shall respond to such a document request within seven days of receipt of the request and make its employees or consultants available for depositions to the extent that the employee or consultant possesses knowledge and information relevant to the dispute. Each Party shall disclose documents that are confidential or commercially sensitive subject to a reasonable protective order. Any disputes concerning discovery shall be promptly referred to the Arbitrator who shall have authority to resolve such disputes, including the authority to require attendance of witnesses at depositions. The Federal Rules of Civil Procedure shall apply to discovery under these procedures.

     G. CONDUCT OF ARBITRATION IF THE PARTIES AGREE TO WAIVE AN ORAL HEARING. If the Parties agree to waive an oral hearing, then the Parties shall Serve Initial Briefs no later than 35 days after the notice is received or notify the Arbitrator that they do not wish to submit any additional documents. Parties shall Serve any Reply Briefs no later than ten days after the date for Service of Initial Briefs.

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                                 Original Sheet No. 74
Rate Schedule FERC No. 6

     H. CONDUCT OF THE ARBITRATION HEARING. No later than fifteen days before any hearing, any Party may Serve an Initial Brief or notify the Arbitrator that they do not wish to submit any additional documents. A Party shall Serve any Reply Brief no later than five Business Days before any hearing. The Arbitrator shall preside over any hearing and rule on all objections including objections as to the admissibility of evidence or whether the questioning is proper. All testimony shall be submitted under oath. The Arbitrator is not bound to follow any particular rules governing the conduct of the proceeding. The Arbitrator may rely on legal advice provided through the WSPP. The Arbitrator may require any person employed by a Party to attend and testify at the hearing. Each Party shall possess the right to present evidence, including witnesses, and to cross-examine other Parties' witnesses. The Arbitration shall be private and the Arbitrator shall have the authority to exclude any person not directly involved unless the Parties otherwise agree. Each Party may be represented by counsel. A stenographic record of the Arbitration shall be kept.

     I. DECISION. Within ten Business Days after the end of the Arbitration hearing, the Arbitrator shall issue his award in writing. If the Parties waived the right to an oral hearing, then the Arbitrator shall issue the award within ten Business Days of the last date Briefs were to be submitted. The Arbitrator is not limited in the

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                            First Revised Sheet No. 75
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 75

          remedies he may order so long as any arbitration award is consistent with the provisions and limitations of the WSPP Agreement and any applicable Confirmation with respect to the liability and damages of any Party; provided, however, upon agreement of the Parties to the dispute, the Arbitrator's choice of remedies may be limited.

     J. REPLACEMENT OF THE ARBITRATOR. If the Arbitrator resigns, withdraws, or is no longer able to serve then the Parties shall have two Business Days in which to agree on a new Arbitrator. If the Parties are unable to agree within such time, the WSPP Representative shall appoint a replacement Arbitrator from the list used to select the first Arbitrator within two Business Days after being notified that the Parties are unable to agree. The dates and deadlines in this section may require modification if the mediator is replaced. Any extensions shall be as limited as possible.

III. MISCELLANEOUS

     A. CONFIDENTIALITY. Any Arbitration or Mediation shall be confidential as provided in Section 34.4 of the WSPP Agreement.

     B. COSTS. Costs shall be borne by Parties as provided in Section 34.3 of the WSPP Agreement.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                                 Original Sheet No. 76
Rate Schedule FERC No. 6

     C. RESTRICTIONS ON LAWSUITS. Each Party shall be subject to the restrictions provided in Section 34.2 of the WSPP Agreement.

     D. ATTORNEY-CLIENT/ATTORNEY WORKPRODUCT. The Arbitrator or Mediator shall not take any action which would result in disclosure of information in violation of the attorney-client privilege or attorney workproduct doctrine.

IV.  DEFINITIONS

     A. ARBITRATOR OR ARBITRATION. The Arbitrator appointed pursuant to these procedures and Section 34.2 of the WSPP Agreement and the Arbitration pursuant to these procedures and the WSPP Agreement.

     B. INITIAL OR REPLY BRIEFS. Written documents submitted by the Parties to support their positions and respond to each others positions. Such documents shall be limited to 25 pages.

     C.   BUSINESS DAYS. Defined as in the WSPP Agreement.

     D. MEDIATOR OR MEDIATION. The Mediator appointed pursuant to these procedures and Section 34.1 of the WSPP Agreement and the Mediation pursuant to these procedures and the WSPP Agreement.

     E. PARTIES. The WSPP members involved in the Mediation or Arbitration which have a direct interest in the dispute.

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                                 Original Sheet No. 77
Rate Schedule FERC No. 6

     F. SERVICE, SERVING, OR SERVED. The method of service shall be by fax, unless impracticable because of the size of the document. In all events, the document should be delivered to the Party by overnight mail. Parties also should attempt to send the document out by email if possible. Service will be accomplished to a Party if sent to the Party's contact person for the disputed transaction. If there are multiple contact persons for one Party, service to one such person shall suffice. Service shall be to those individuals or entities specified in this procedures, but must include service to the Parties, the Mediator or Arbitrator (if either has been appointed), and to the WSPP General Counsel.

     G. WSPP REPRESENTATIVE. The Chairman of the WSPP Operating Committee or his or her designee for the purposes of the Arbitration or Mediation.

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                            First Revised Sheet No. 78
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 78

                               SERVICE SCHEDULE A

                             ECONOMY ENERGY SERVICE

A-1  PARTIES:

     This Service Schedule is agreed upon as a part of this Agreement by the Parties.

A-2  PURPOSE:

     The purpose of this Service Schedule is to define additional specific procedures, terms and conditions for requesting and providing Economy Energy Service.

A-3  TERMS:

     A-3.1 A Party may schedule Economy Energy Service from another Party by mutual agreement; provided, however, that each Party shall be the sole judge as to the extent to and the conditions under which it is willing to provide or receive such service hereunder consistent with statutory requirements and contractual commitments including the Agreement and any applicable Confirmation.

     A-3.2 Scheduling of Economy Energy Service hereunder shall be a responsibility of the Parties involved.

     A-3.3 Each Seller/Purchaser may prepare a daily estimate of the amount of Economy Energy Service that it is willing and able to sell/buy each hour and the associated hourly sale/purchase price for the next Business Day, plus the weekend and

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            Original Sheet No. 79
Rate Schedule FERC No. 6

          holidays, and communicate this information to all other Parties via the Hub.

     A-3.4 Purchasers shall arrange purchases directly with Sellers, and shall be responsible for transmission arrangements.

     A-3.5 Unless otherwise mutually agreed between the Purchaser and the Seller, all Economy Energy Service transactions shall be pre-scheduled, and billings shall be based on amounts and prices agreed to in advance by schedulers, subject to Paragraphs A-3.6 and
          3.7 and subject to change by mutual agreement between dispatchers or schedulers due to system changes.

     A-3.6 The price for Economy Energy Service shall be mutually agreed to in advance between Seller and Purchaser and shall not be subject to the rate caps specified in Section A-3.7 in either of the following two circumstances:

          (1) where the Seller is a FERC regulated public utility and that Seller has been authorized to sell power like that provided for under this Service Schedule at market-based rates; or

          (2)  where the Seller is not a FERC regulated public utility.

          A Party is a FERC regulated public utility if it is a "public utility" as defined in Section 201(e) of the Federal Power Act, 16 U.S.C.
          Section 824(e).

     A-3.7 Except as provided for in Section A-3.6, the price shall not exceed the Seller's forecasted Incremental Cost plus up to: $7.32/kW/ month; $1.68/kW/week;

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                                 Original Sheet No. 80
Rate Schedule FERC No. 6

          33.78 cent(s)/kW/day; 14.07 mills/kWh; or 21.11 mills/kWh for service of sixteen (16) hours or less per day. The hourly rate is capped at the Seller's forecasted Incremental Cost plus 33.78 cent(s)/kW/ day. The total demand charge revenues in any consecutive seven-day period shall not exceed the product of the weekly rate and the highest demand experienced on any day in the seven-day period. In lieu of payment, such Parties may mutually agree to exchange economy energy at a ratio not to exceed that ratio provided for in Section C-3.7 of Service Schedule C. The Seller's forecasted Incremental Cost discussed above also may include any transmission and/or ancillary service costs associated with the sale, including the cost of any transmission and/or ancillary services that the Seller must take on its own system. Any such transmission and/or ancillary services charges shall be separately identified by the Seller to the Purchaser for transactions under this Schedule including the exchange of economy energy. The transmission and ancillary service rate ceilings shall be available through the WSPP's Hub or homepage. Any such transmission services (and ancillary service provided in conjunction with such transmission service) by Seller shall be provided pursuant to any applicable transmission tariff or agreement, and the rates therefore shall be consistent with such tariff or agreement.

     A-3.8 Unless otherwise agreed, the Purchaser shall be responsible for maintaining

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                            First Revised Sheet No. 81
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 81

          operating reserve requirements as back-up for Economy Energy Service purchased and the Seller shall not be required to maintain such operating reserve.

     A-3.9 Each Party that is a FERC regulated public utility as defined in A-3.6 shall file the Confirmation with FERC for each transaction under this Service Schedule with a term in excess of one year no later than 30 days after service begins if that Party would have been required to file such Confirmation or similar agreements with FERC under an applicable FERC accepted market based rate schedule.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            First Revised Sheet No. 82
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 82

                               SERVICE SCHEDULE B

                             UNIT COMMITMENT SERVICE

B-1  PARTIES:

     This Service Schedule is agreed upon as part of this Agreement by the Parties.

B-2  PURPOSE:

     The purpose of this Service Schedule is to define additional specific procedures, terms, and conditions for requesting and providing Unit Commitment Service.

B-3  TERMS:

     B-3.1 A Party may schedule Unit Commitment Service from another Party by mutual agreement; provided, however, that each Party shall be the sole judge as to the extent to and the conditions under which it is willing to provide or receive such service hereunder consistent with statutory requirements and contractual commitments including the Agreement and any applicable Confirmation. Once an agreement is reached, then the obligation for Unit Commitment Service becomes a firm commitment, for both Parties, for the agreed capacity and terms.

     B-3.2 Unless otherwise mutually agreed by the Parties involved in a Unit
          Commitment Service transaction, the terms set forth in this Service Schedule B shall govern such transaction.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                                 Original Sheet No. 83
Rate Schedule FERC No. 6

     B-3.3 Unless otherwise agreed between the Purchaser and the Seller, all transactions shall be prescheduled, subject to any conditions agreed to by schedulers, for a specified unit for a specified period of time.

     B-3.4 Purchasers shall arrange purchases directly with Sellers.

     B-3.5 The price for Unit Commitment Service shall be mutually agreed to in advance between Seller and Purchaser and shall not be subject to the rate caps specified in Section B-3.6 in either of the following two circumstances:

          (1) where the Seller is a FERC regulated public utility and that Seller has been authorized to sell power like that provided for under this Service Schedule at market-based rates; or

          (2)  where the Seller is not a FERC regulated public utility.

               A Party is a FERC regulated public utility if it is a "public utility" as defined in Section 201(e) of the Federal Power Act, 16 U.S.C. Section 824(e).

     B-3.6 Except as provided for in Section B-3.5, the price shall not exceed the Seller's forecasted Incremental Cost plus up to: $7.32/kW/month; $1.68/kW/week; 33.78 cent(s)/kW/day; 14.07 mills/kWh; or 21.11
          mills/kWh for service of sixteen (16) hours or less per day. The hourly rate is capped at the Seller's forecasted Incremental Cost plus
          33.78 cent(s)/kW/day. The total demand charge revenues in any consecutive seven-day period shall not exceed the product of the weekly rate and the

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                                 Original Sheet No. 84
Rate Schedule FERC No. 6

          highest demand experienced on any day in the seven-day period. The Seller's forecasted Incremental Cost discussed above also may include any transmission and/or ancillary service costs associated with the sale, including the cost of any transmission and/or ancillary services that the Seller must take on its own system. Any such transmission and/or ancillary service charges shall be separately identified by the Seller to the Purchaser. The transmission and ancillary service rate ceilings shall be available through the WSPP's Hub or homepage.

     B-3.7 Start-up costs and no-load costs if included by the Seller shall be stated separately in the price.

     B-3.8 Energy schedules for the Purchaser's share of a unit may be modified by the Purchaser with not less than a thirty (30) minute notice before the hour in which the change is to take place, unless otherwise mutually agreed or unforeseen system operating conditions occur.

     B-3.9 Unit Commitment Service is intended to have assured availability;
          however, scheduled energy deliveries may be interrupted or curtailed as follows:

          (a) By the Seller by giving proper recall notice to the Purchaser if the Seller and the Purchaser have mutually agreed to recall provisions,

          (b) By the Seller when all or a portion of the output of the unit is unavailable, by an amount in proportion to the amount of the reduction in the output of the

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                            First Revised Sheet No. 85
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 85

               unit, unless otherwise agreed by the schedulers,

          (c) By the Seller to prevent system separation during an emergency, provided the Seller has exercised all prudent operating alternatives prior to the interruption or curtailment,

          (d) Where applicable, by the Seller to meet its public utility or statutory obligations to its customers, or

          (e) By either the Seller or the Purchaser due to the unavailability of transmission capacity necessary for the delivery of scheduled energy.

     B-3.10 Each Party that is a FERC regulated public utility as defined above in B-3.5 shall file the Confirmation with FERC for each transaction under this Service Schedule with a term in excess of one year no later than 30 days after service begins if that Party would have been required to file such Confirmation or similar agreements with FERC under an applicable FERC accepted market based rate schedule.

B-4  BILLING AND PAYMENT PROVISIONS:

     B-4.1 Except as provided in Sections B-4.2 and B-5, billing for Unit
          Commitment Service shall be computed based upon the agreed upon prices.

     B-4.2 In the event the Seller requests recall of Unit Commitment Service in a shorter time frame than was mutually agreed pursuant to Section B-3.9(a) and the

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                                 Original Sheet No. 86
Rate Schedule FERC No. 6

          Purchaser agrees to allow such recall, the Purchaser shall be relieved of any obligation to pay start-up costs.

B-5  TERMINATION PROVISION:

     In the event Unit Commitment Service is curtailed or interrupted except as provided in Section B-3.9(a), the Purchaser shall have the option to cancel the Unit Commitment Service at any time by paying the Seller for (i) all energy deliveries scheduled up to the notice of termination and (ii) all separately stated start-up and no-load costs.

Issued by: Michael E. Small, General Counsel to          Effective: July 1, 2000
           Western Systems Power Pool
Issued on: September 29, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                           Second Revised Sheet No. 87
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 87

                               SERVICE SCHEDULE C

                  FIRM CAPACITY/ENERGY SALE OR EXCHANGE SERVICE

C-1  PARTIES:

     This Service Schedule is agreed upon as a part of this Agreement by the Parties.

C-2  PURPOSE:

     The purpose of this Service Schedule is to define additional specific procedures, terms, and conditions for requesting and providing Firm Capacity/Energy Sale or Exchange Service.

C-3  TERMS:

     C-3.1 A Party may schedule Firm Capacity/Energy Sale or Exchange Service from another Party by mutual agreement; provided, however, that each Party shall be the sole judge as to the extent to and the conditions under which it is willing to provide or receive such service hereunder consistent with statutory requirements and contractual commitments including the Agreement and any applicable Confirmation. Once an agreement is reached, then the obligation for Firm Capacity/Energy Sale or Exchange Service becomes a firm commitment, for both Parties, for the agreed service and terms.

     C-3.2 Unless otherwise agreed between the Purchaser and the Seller, all transactions shall be prescheduled, subject to any conditions agreed to by schedulers.

     C-3.3 Firm capacity transactions shall include buying, selling, or exchanging capacity between Parties with or without associated energy. Firm capacity is deemed a capacity sale from the Seller's resources and backed by the Seller's

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            First Revised Sheet No. 88
Rate Schedule FERC No. 6                       Superseding Original Sheet No. 88

          capacity reserves.

     C-3.4 Firm energy transactions shall include buying, selling, or exchanging firm energy between Parties. Subject to mutual agreement, firm energy is deemed a quantity of energy the Seller has agreed to sell and deliver and the Purchaser has agreed to buy within a specified time period.

     C-3.5 Purchaser shall arrange purchases directly with Sellers.

     C-3.6 The price for Firm Capacity/Energy Sale or Exchange Service shall be mutually agreed to in advance between Seller and Purchaser and shall not be subject to the rate caps specified in Section C-3.7 in either of the following two circumstances:

          (1) where the Seller is a FERC regulated public utility and that Seller has been authorized to sell power like that provided for under this Service Schedule at market-based rates; or

          (2)  where the Seller is not a FERC regulated public utility.

          A Party is a FERC regulated public utility if it is a "public utility" as defined in Section 201(e) of the Federal Power Act, 16 U.S.C.
          Section 824(e).

     C-3.7 Except as provided for in Section C-3.6, the price shall not exceed the Seller's forecasted Incremental Cost plus up to: $7.32/kW/month; $1.68/kW/week; 33.78 cent(s)/kW/day; 14.07 mills/kWh; or 21.11
          mills/kWh for service of sixteen (16) hours or less per day. The hourly rate is capped at the Seller's forecasted Incremental Cost plus
          33.78 cent(s)/kW/day. The total demand charge revenues in any consecutive seven-day period shall not exceed the product of the weekly rate and the

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2001
           Western Systems Power Pool
Issued on: December 1, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                           Second Revised Sheet No. 89
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 89

          highest demand experienced on any day in the seven-day period. Exchange ratios among such Parties shall be as mutually agreed between the Purchaser and the Seller, but shall not exceed the ratio of 1.5 to
          1.0. The Seller's forecasted Incremental Cost discussed above also may include any transmission and/or ancillary service costs associated with the sale, including the cost of any transmission and/or ancillary services that the Seller must take on its own system. Any such transmission and/or ancillary service charges shall be separately identified by the Seller to the Purchaser for transactions under this
          Schedule including exchanges. The transmission and ancillary service rate ceiling shall be available through the WSPP's Hub or homepage. Any such transmission service (and ancillary services provided in conjunction with such transmission service) by Seller shall be provided pursuant to any applicable transmission tariff or agreement, and the rates therefore shall be consistent with such tariff or agreement.

     C-3.8 Firm Capacity/Energy Sale or Exchange Service shall be interruptible only if the interruption is: (a) within the recall time or allowed by other applicable provisions governing interruptions of service under this Service Schedule mutually agreed to by the Seller and the Purchaser, (b) due to an Uncontrollable Force as provided in Section 10 of this Agreement; or (c) where applicable, to meet Seller's public utility or statutory obligations to its customers. If service under this Service Schedule is interrupted under Section C-3.8(a) or (b), neither Seller nor Purchaser shall be obligated to pay any damages under this Agreement or Confirmation. If service under this Service
          Schedule is interrupted for any reason

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                                Original Sheet No. 89A
Rate Schedule FERC No. 6

          other than pursuant to Section C-3.8(a) or (b), the Non-Performing Party shall be responsible for payment of damages as provided in
          Section 21.3 of this Agreement or in any Confirmation.

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2001
           Western Systems Power Pool
Issued on: December 1, 2000
Filed to comply with order of the Federal Energy Regulatory Commission, Docket Nos. ER00-3338, et al., issued September 15, 2000.

Western Systems Power Pool                           Second Revised Sheet No. 90
Rate Schedule FERC No. 6                  Superseding First Revised Sheet No. 90

     C-3.9 Each Party that is a FERC regulated public utility as defined in Section C-3.6 shall file the Confirmation with FERC for each transaction under this Service Schedule with a term in excess of one year no later than 30 days after service begins if that Party would have been required to file such Confirmation or similar agreements with FERC under an applicable FERC accepted market based rate schedule.

     C-3.10 Seller shall be responsible for ensuring that Service Schedule C transactions are scheduled as firm power consistent with the most recent rules adopted by the applicable NERC regional reliability council.

Wspp/Sept 05 Effective Amendments Redlined(filed 6-29-05)

Issued by: Michael E. Small, General Counsel to      Effective: February 1, 2005
           Western Systems Power Pool
Issued on: November 30, 2004

Western Systems Power Pool                            Third Revised Sheet No. 91
Rate Schedule FERC No. 6                 Superseding Second Revised Sheet No. 91

                                 LIST OF MEMBERS

ACN Power, Inc.
Allegheny Energy Supply Co., LLC
Amerada Hess Corporation
Ameren Energy Generating Company
Ameren Energy Marketing Company
American Electric Power Service
   Corporation as agent for Ohio Power
   Company, Public Service Company of
   Oklahoma and Southwestern Electric
   Power Company
APS Energy Services Company, Inc.
Aquila Merchant Services, Inc.
Aquila Networks Canada (British Columbia)
   Ltd.
Aquila, Inc. (also UtiliCorp United-Kansas,
   UtiliCorp United-Missouri, and St.
   Joseph Light & Power)
Arizona Electric Power Coop.
Arizona Public Service Co.
Arkansas Electric Coop. Corp.
Associated Electric Cooperative, Inc.
Astra Oil Company, Inc.
ATCO Power Canada, Ltd.
Avista Corporation
Avista Energy, Inc.
Basin Electric Power Cooperative
Benton Public Utility District No. 1
   of Benton County
BioConverter Park Bradley, LLC
Black Hills Generation, Inc.
Black Hills Power Inc.
Bonneville Power Adm.
BP Energy Company
Brascan Energy Marketing Inc.
Burbank, City of
Calif. Dept. of Water Resources (also
   California Energy Resources Scheduler &
   CCHG)
Calpine Energy Management, L.P.
Calpine Energy Services, L.P.
Calpine Northbrook Energy Marketing, LLC
Candela Energy Corporation
Cargill Power Markets, LLC
Cheyenne Light, Fuel and Power Co.
Cinergy Capital & Trading, Inc.
Cinergy Operating Companies (also
   Cincinnati Gas & Electric Co., PSI
   Energy, Inc.)
Citadel Energy Products LLC
Citigroup Energy Inc.
City of Anaheim, Public Utilities Dept.
City of Azusa
City of BanningCity of Glendale Water &
   Power Dept.
City of Independence
City of Klamath Falls
City of Palo Alto
City of Riverside, California
City of Santa Clara Electric Department
City of Sikeston, Board of Municipal
   Utilities
City Utilities of Springfield, Missouri
City Water & Light (Jonesboro, AR)
Clatskanie PUD
Cleco Marketing & Trading LLC
Cleco Utility Group, Inc.
CMS Marketing, Services and Trading
   Company
CNG Power Services Corp.
Colorado River Commission of Nevada
Colorado Springs Utilities
Colton, City of
Columbia Energy Power Marketing
Columbia Power Corporation
Comision Federal de Electricidad
Commonwealth Energy Corporation
ConAgra Trade Group, Inc.
Conectiv Energy Supply, Inc.
ConocoPhillips Co.
Constellation NewEnergy, Inc.
Constellation Power Source
Cook Inlet Energy Supply

Issued by: Michael E. Small, General Counsel to      Effective: October 18, 2004
           Western Systems Power Pool
Issued on: October 18, 2004

Western Systems Power Pool                           Fourth Revised Sheet No. 92
Rate Schedule FERC No. 6                  Superseding Third Revised Sheet No. 92

Coral Power, L.L.C.
Deseret G&T
Direct Energy Marketing, Inc.
Dominion Energy Marketing, Inc.
DTE Energy Trading, Inc.
Duke Energy Marketing America, LLC
Duke Energy Trading & Marketing, LLC
Duke Power
Duke Solutions, Inc.
Duke/Louis Dreyfuss, LLC
Dynegy Power Marketing, Inc.
Dynegy Power Services, Inc.
E prime
Eagle Energy Partners I, L.P.
Edison Mission Marketing & Trading, Inc.
El Paso Electric
El Paso Merchant Energy, L.P. (also Coastal
   Merchant Electric)
Empire District Electric Co.
Energy Transfer Group, LLC
EnerZ Corporation
Engage Energy America LLC
Engelhard Power Marketing, Inc.
ENMAX Energy Corporation
ENMAX Energy Marketing Inc.
Enron Power Marketing, Inc.
Enserco Energy Inc.
Entergy Power, Inc.
Entergy Services, Inc. (also Entergy
   Arkansas, Inc., Entergy Gulf States, Inc.,
   Entergy Louisiana, Inc., Entergy
   Mississippi, Inc., Entergy New Orleans,
   Inc.)
Entergy-Koch Trading, LP
EPCOR Merchant and Capital (US) Inc.
Equitable Power Services Co.
Eugene Water & Electric Board
Exelon Generation Company, LLC
Farmington, City of
Federal Energy Sales, Inc.
FPL Energy Power Marketing Inc.
Golden Spread Electric Cooperative
Grand River Dam Authority
Hafslund Energy Trading, LLC
Harquahala Generating Company, LLC
Hetch-Hetchy Water & Power
Hinson Power Co., LLC
Howard Energy Co., Inc.
IDACORP Energy L.P.
Idaho Falls Power
Idaho Power Company
IGI Resources, Inc.
Illinova Energy Partners, Inc.
Imperial Irrigation District
Industrial Energy Applications, Inc.
Innovative Technical Services, LLC
InterCoast Power Marketing
J. Aron & Company
KAMO Electric Cooperative, Inc.
Kansas City Board of Public Utilities
Kansas City Power & Light
KN Energy Marketing
La Paloma Generating Company, LLC
Lafayette Utilities System
Las Vegas Cogeneration II, L.L.C.
LG&E Energy Marketing Inc.
Lincoln Electric System
Los Alamos County
Los Angeles Dept. of Water & Power
Louisiana Energy and Power Authority
Louisiana Generating LLC
Louisville Gas & Electric Company
Mason County PUD No. 3
McMinnville Water & Light
Merrill Lynch Capital Services, Inc.
Merrill Lynch Commodities, Inc.
Metropolitan Water District
MidAmerican Energy Company
MidCon Power Services Corp.
MIECO, Inc.
Mirant Americas Energy Marketing, LP
Missouri Joint Municipal Electric Utility
   Comm.
Modesto Irrigation District
Morgan Stanley Capital Group, Inc.
M-S-R Public Power Agency
Municipal Energy Agency of Mississippi

Issued by: Michael E. Small, General Counsel to      Effective: October 22, 2004
           Western Systems Power Pool
Issued on: November 22, 2004

Western Systems Power Pool                        Fifteenth Revised Sheet No. 93
Rate Schedule FERC No. 6             Superseding Fourteenth Revised Sheet No. 93

Municipal Energy Agency of Nebraska
Nebraska Public Power District
NEGT, Energy Trading - Power, L.P.
Nevada Power Co.
New West Energy
Northern California Power Agency
Northern States Power Company
NorthPoint Energy Solutions Inc.
NorthWestern Corporation
NP Energy Inc.
NRG Power Marketing Inc.
Occidental Power Services, Inc.
OGE Energy Resources, Inc.
Oklahoma Gas & Electric
Oklahoma Municipal Power Authority
Omaha Public Power District
ONEOK Energy Marketing and Trading
   Company, L.P.
Ontario Power Generation, Inc.
Otter Tail Power Company
Pacific Gas & Electric Co.
PacifiCorp
Panda Gila River, L.P.
Pasadena, City of
PG&E Energy Services
PG&E Energy Trading - Power, L.P.
Phibro Inc.
Pinnacle West Capital Corporation
Plains Elec. Gen. & Trans. Coop. Inc.
Platte River Power Authority
PNGC Power
Port of Oakland
Portland General Electric Co.
Power Exchange Corporation
Powerex Corp.
PPL Electric Utilities Corporation
PPL EnergyPlus, LLC
PPL Montana, LLC
PPM Energy, Inc.
Progress Ventures, Inc.
PSEG Energy Resources & Trade LLC
Public Service Co. of NM
Public Service Co. of Colorado
Public Util. Dist. No. 1 of Douglas Cty.
Public Util. Dist. No. 1 of Franklin Cty.
Public Util. Dist. No. 1 of Okanogan Cty.
PUD No. 1 of Chelan County
PUD No. 1 of Grays Harbor County
PUD No. 1 of Snohomish County
PUD No. 2 of Grant County
Puget Sound Energy
QST Energy Trading Inc.
Questar Energy Trading
Rainbow Energy Marketing Corporation
Rainy River Energy Corporation
Redding, City of
Reliant Energy Services, Inc.
Rocky Mountain Generation Coop., Inc.
Roseville Electric
RWE Trading Americas Inc. Americas
Sacramento Municipal Utility District
Salt River Project Agricultural Improvement
   and Power District
San Diego Gas & Electric Co.
Seattle City Light
Select Energy, Inc.
Sempra Energy Resources
Sempra Energy Solutions
Sempra Energy Trading Corp.
Sierra Pacific Power Co.
South Point Energy Center LLC
Southern Calif. Edison Co.
Southern California Water Company
Southern Company Services, Inc., as agent for Alabama Power Company, Georgia
   Power Company, Gulf Power Company,
   Mississippi Power Company, Savannah
   Electric & Power Company and Southern
   Power Company
Southern Illinois Power Cooperative
Southern Nevada Water Authority
Southwest Power Administration
Southwestern Public Service Company
Split Rock Energy LLC
Statoil Energy Trading, Inc.
Strategic Energy LLC
Sunflower Electric Power Corp.

Issued by: Michael E. Small, General Counsel to         Effective: July 29, 2004
           Western Systems Power Pool
Issued on: July 29, 2004

Western Systems Power Pool                       Thirteenth Revised Sheet No. 94
Rate Schedule FERC No. 6                Superseding Twelfth Revised Sheet No. 94

Tacoma Power
Teck Cominco Metals Ltd.
TECO EnergySource, Inc.
Tenaska Power Services Co.
Tennessee Valley Authority
Texaco Energy Services
Texas-New Mexico Power Company
The Detroit Edison Co.
The Energy Authority (Operating Agent for
   Jacksonville Power Authority, The
   Municipal Electric Authority of Georgia, and Santee Cooper)
The Power Company of America, LP
Tosco Power, Inc.
Tractebel Energy Marketing, Inc.
TransAlta Energy Marketing (US) Inc. (also
   TransAlta Energy Marketing and
   Merchant Energy Group of the Americas)
TransCanada Energy Ltd.
Tri-State Generation and Transmission
   Assoc.
Tucson Electric Power
Turlock Irrigation District
TXU Portfolio Management Company LP
UBS AG
Union Electric Company
Union Power Partners, L.P.
Utah Associated Municipal Power Systems
Vastar Power Marketing, Inc.
Vernon, City of
VIASYN, Inc.
Virginia Electric and Power Company
Vitol Gas & Electric LLC
WAPA-Colorado River Storage Project
WAPA-Desert Southwest Region
WAPA-Upper Great Plains Region
WAPA-Sierra Nevada Region
Westar Energy, Inc.
Western Farmers Electric Co-op
Western Power Services, Inc.
Williams Power Company, Inc.
WPS Energy Services, Inc.
WTMPA/City of Lubbock (Lubbock Power
   & Light)
XCEL Energy Services, Inc.

Issued by: Michael E. Small, General Counsel to         Effective: July 29, 2004
           Western Systems Power Pool
Issued on: July 29, 2004